UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934 (Amendment No. ____ )

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SERVISFIRST BANCSHARES, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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SERVISFIRST BANCSHARES, INC.

2500 Woodcrest Place
Birmingham, Alabama 35209

March 10, 2021

Dear Fellow Stockholder:

You are cordially invited to attend the Annual Meeting of Stockholders of ServisFirst Bancshares, Inc. Our Annual Meeting will be held at the company’s corporate headquarters, located at 2500 Woodcrest Place, Birmingham, Alabama 35209, on April 19, 2021, at 9:00 a.m., Central Daylight Time. As a result of public health and travel guidance due to COVID-19, you also will be able to attend the annual meeting, vote and submit your questions during the annual meeting by visiting www.meetingcenter.io/288623911. We may announce alternative arrangements for the meeting, which may include switching to a virtual only meeting format, or changing the time, date or location of the annual meeting. If we take this step, we will announce any changes in advance in a press release available on our website www.servisfirstbancshares.com and filed with the Securities Exchange Commission in addition to proxy materials, and as otherwise required by applicable state law.

The enclosed proxy materials describe the formal business to be transacted at the Annual Meeting, which includes a report on our operations. Many of our directors and officers will be present to answer any questions that you and other stockholders may have. Included in the materials is our Annual Report to Stockholders, which contains detailed information concerning our activities and operating performance including our Annual Report on Form 10-K for the year ended December 31, 2020.

The business to be conducted at the Annual Meeting consists of (1) the election of seven directors; (2) an advisory vote on executive compensation; (3) the ratification of the appointment of Dixon Hughes Goodman LLP as our independent registered public accounting firm for the year ending December 31, 2021; and (4) such other business as may properly come before the Annual Meeting. Our board of directors unanimously recommends a vote “FOR” the election of the director nominees; “FOR” the “Say on Pay” advisory vote approving our executive compensation; and “FOR” the ratification of the appointment of Dixon Hughes Goodman LLP as our independent registered public accounting firm for the year ending December 31, 2021.

You may vote your shares by following your broker’s voting instructions, by submitting voting instructions by telephone or by Internet, by voting in person or virtually at the Annual Meeting or, if you requested to receive printed proxy materials, by completing and returning your proxy card. Instructions regarding the methods of voting are contained in the enclosed Proxy Statement and on the Notice of Internet Availability of Proxy Materials or proxy card.

On behalf of our board of directors, we request that you vote your shares now, even if you currently plan to attend the Annual Meeting. This will not prevent you from voting in person, but will assure that your vote is counted. Your vote is important.

The proxy materials are first being made available to stockholders on or about March 10, 2021.

Sincerely,

Thomas A. Broughton III
Chairman, President and Chief Executive Officer

SERVISFIRST BANCSHARES, INC.

2500 Woodcrest Place
Birmingham, Alabama 35209

NOTICE OF 2021 ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON APRIL 19, 2021

To Our Stockholders:

Notice is hereby given that our Annual Meeting of Stockholders will be held at the company’s corporate headquarters, located at 2500 Woodcrest Place, Birmingham, Alabama 35209, on April 19, 2021, at 9:00 a.m., Central Daylight Time. This year’s Annual Meeting will also be held virtually via live webcast on the Internet at www.meetingcenter.io/288623911 for the following purposes:

1.                      to elect seven nominees to serve on our board of directors until the next Annual Meeting of Stockholders and until their successors are duly elected and qualified, as set forth in the accompanying Proxy Statement;

2.                      to conduct a “Say on Pay” advisory vote on our executive compensation;

3.                      to ratify the appointment of Dixon Hughes Goodman LLP as our independent registered public accounting firm for the year ending December 31, 2021; and

4.                      to transact such other business as may properly come before the Annual Meeting or any postponement or adjournment thereof.

Our board of directors unanimously recommends a vote “FOR” the election of the director nominees, “FOR” the “Say on Pay” advisory vote approving our executive compensation, and “FOR” the ratification of the appointment of Dixon Hughes Goodman LLP as our independent registered public accounting firm for the year ending December 31, 2021. Our board of directors is not aware of any other business to come before the Annual Meeting. Directions to the Annual Meeting location at the company’s corporate headquarters, are available at www.investorvote.com/SFBS.

To access the Annual Meeting virtually, please click the virtual meeting link: www.meetingcenter.io/288623911. There are two options when logging in to the virtual meeting: Join as a “Guest” or Join as a “Stockholder”. When joining a “Stockholder” a control number and password will be required. The password for the meeting is SFBS2021.

Stockholders of record as of the close of business on February 22, 2021 are entitled to notice of, and to vote their shares in person or by proxy at, the Annual Meeting. Stockholders may vote during the Annual Meeting when attending virtually by providing their control number and following instructions available on the virtual meeting website during the meeting. For registered stockholders, the control number can be found on the proxy card or notice. If shares of common stock are held through an intermediary, such as a bank or broker, you must register in advance to attend the Annual Meeting virtually as a stockholder. To register, you must submit proof of proxy power (legal proxy) reflecting your company stockholdings along with your name and email address to Computershare. Requests for registration must be labeled as “Legal Proxy” and be received no later than 4:00 p.m., Central Time, on April 14, 2021. Registered stockholders will receive an email from Computershare confirming registration.

By Mail: Requests for registration should be directed to Computershare at the following address:

Computershare

ServisFirst Bancshares, Inc. Legal Proxy

P.O. Box 43001

Providence, RI 02940-3001

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By email: Forward the broker provided email, or attach an image of the legal proxy, to legalproxy@computershare.com.

Anyone may attend the virtual shareholder meeting as a guest, but will not have the option to vote shares during the meeting or ask questions. Closed captioning will be provided for the duration of the virtual meeting.

The proxy materials are first being made available to stockholders on or about March 10, 2021.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE STOCKHOLDER MEETING TO BE HELD APRIL 19, 2021:

Our Proxy Statement, form of proxy and 2020 Annual Report on Form 10-K are available at: www.investorvote.com/SFBS.

YOUR VOTE IS IMPORTANT

IT IS IMPORTANT THAT YOU SUBMIT VOTING INSTRUCTIONS BY TELEPHONE OR BY INTERNET OR, IF YOU REQUESTED TO RECEIVE PRINTED PROXY MATERIALS, BY RETURNING YOUR PROXY CARD. THEREFORE, WHETHER OR NOT YOU EXPECT TO ATTEND THE ANNUAL MEETING IN PERSON OR VIA THE VIRTUAL WEBCAST, PLEASE VOTE BY TELEPHONE OR BY INTERNET, SUBMIT VOTING INSTRUCTIONS OR SIGN, DATE AND RETURN THE PROXY CARD AS SOON AS POSSIBLE. STOCKHOLDERS OF RECORD WHO VOTE OVER THE TELEPHONE OR THE INTERNET, SUBMIT VOTING INSTRUCTIONS OR EXECUTE A PROXY CARD MAY NEVERTHELESS ATTEND THE ANNUAL MEETING, REVOKE THEIR PROXY AND VOTE THEIR SHARES IN PERSON.

By Order of the Board of Directors,

William M. Foshee
Secretary and Chief Financial Officer

Birmingham, Alabama
March 10, 2021

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Agenda and Voting Recommendations

1

Proposal 1: Election of Directors

The board of directors unanimously recommends a vote FOR each director nominee.

The seven director nominees presented in this proposal are recommended for election to the board of directors.

Additional information about each director and his or her qualifications may be found on page 1.

					Committee Memberships
Name	Age	Director Since	Primary Occupation	Independent	AC	CC	CGNC
Thomas A. Broughton III	65	2007	Chairman, President and Chief Executive Officer of ServisFirst Bancshares, Inc. and ServisFirst Bank
J. Richard Cashio	63	2007	Retired Chief Executive Officer of TASSCO, LLC	✓
James J. Filler	77	2007	Retired Chief Executive Officer of Jefferson Iron & Metal Brokerage, Inc.	✓
Michael D. Fuller	68	2007	Retired President of Double Oak Water Reclamation	✓
Christopher J. Mettler	45	2019	Founder and President of Sovereign Co.	✓
Hatton C. V. Smith	70	2007	Retired Chief Executive Officer of Royal Cup Coffee; Chief Executive Officer of Back Forty Beer Company	✓
Irma L. Tuder	59	2018	Manager of Tuder Investments, LLC	✓
AC: Audit Committee CC: Compensation Committee CGNC: Corporate Governance & Nominations Committee
Committee Chair Committee Member Financial Expert

2	Proposal 2: Advisory Vote on Executive Compensation	3	Proposal 3: Ratify Appointment of the Independent Registered Public Accounting Firm
The board of directors unanimously recommends a vote FOR the resolution.	The board of directors unanimously recommends a vote FOR the resolution.
Additional information about executive compensation may be found on page 14.	Additional information about the independent registered public accounting firm may be found on page 28.

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Throughout this Proxy Statement, unless the context indicates otherwise, when we use the terms “the company,” “we,” “our” or “us,” we are referring to ServisFirst Bancshares, Inc. and its wholly-owned subsidiary, ServisFirst Bank (which we refer to as the “bank”). When we use the term “Annual Meeting,” we intend to include both the Annual Meeting to be held on the date and at the time and place identified above and any adjournment or postponement of such Annual Meeting.

PROPOSAL 1: ELECTION OF DIRECTORS

Under our bylaws, our board of directors consists of six directors unless a different number is fixed from time to time by resolution passed by a majority of our board of directors, which is the only means of fixing a different number. In October 2019, our board voted to increase the size of the board to seven directors. Seven directors will be elected at the Annual Meeting to hold office until our 2022 Annual Meeting of Stockholders and until their successors are elected and have qualified.

Our board has nominated the seven persons named below, all of whom currently serve as directors, for election as directors at the 2021 Annual Meeting. Other than Ms. Tuder, who began serving as a director of the bank and the company on October 15, 2018, and Mr. Mettler, who began serving as a director of the bank and the company on October 21, 2019, each of our director nominees has served as a director of the bank since its inception in 2005 and as a director of the Company since our formation in 2007. Each of these nominees has consented to serve as a director, if re-elected. Unless otherwise instructed, the management proxies intend to vote the proxies received by them for the election of all seven of these nominees. If any nominee identified below becomes unable to serve as a director before the Annual Meeting, the management proxies will vote the proxies received by them for the election of a substitute nominee selected by our board of directors.

Annual Election of Directors

The seven nominees receiving the most votes cast in the election of directors by holders of shares of common stock present or represented by proxy and entitled to vote at the Annual Meeting will be elected to serve as directors of the company for the next year. As a result, although shares as to which the authority to vote is withheld will be counted, such “withhold” votes will have no effect on the outcome of the election of directors, except with respect to our director resignation policy.

Information regarding directors and director nominees and their ages as of the record date is as follows:

					Committee Memberships
Name	Age	Director Since	Primary Occupation	Independent	AC	CC	CGNC
Thomas A. Broughton III	65	2007	Chairman, President and Chief Executive Officer of ServisFirst Bancshares, Inc. and ServisFirst Bank
J. Richard Cashio	63	2007	Retired Chief Executive Officer of TASSCO, LLC	X	[M]	[M]	[C][M]
James J. Filler	77	2007	Retired Chief Executive Officer of Jefferson Iron & Metal Brokerage, Inc.	X		[M]
Michael D. Fuller	68	2007	President of Double Oak Water Reclamation	X	[M]		[M]
Christopher J. Mettler	45	2019	Founder and President of Sovereign Co.	X		[M]
Hatton C. V. Smith	70	2007	Retired Chief Executive Officer of Royal Cup Coffee;	X		[C][M]
			Chief Executive Officer of Back Forty Beer Company
Irma L. Tuder	59	2018	Manager of Tuder Investments, LLC	X	[C][FE][M]		[M]

AC: Audit Committee     CC: Compensation Committee     CGNC: Corporate Governance & Nominations Committee

[C] Committee Chair   [M] Committee Member   [FE] Financial Expert

SERVISFIRST BANCSHARES, INC. – Notice of 2021 Annual Meeting of Stockholders and Proxy Statement	1

The following summarizes the business experience and background of each of our nominees. Each of the director nominees also serves as a director of the bank, and Mr. Broughton also serves as Chairman, President and Chief Executive Officer of us and the bank.

Thomas A. Broughton III
Age: 65	Committees: None	Position: President, CEO and Chairman

Director Since: 2007	Bank Director Since: 2005

Mr. Broughton has served as our President and Chief Executive Officer and a director since 2007 and as President, Chief Executive Officer and a director of the bank since its inception in May 2005. Mr. Broughton was named chairman of the board of the company and the bank effective January 1, 2019. Mr. Broughton has spent the entirety of his 35-year banking career in the Birmingham area. In 1985, Mr. Broughton was named President of the de novo First Commercial Bank. When First Commercial Bank was bought by Synovus Financial Corp. in 1992, Mr. Broughton continued as President and was named Chief Executive Officer of First Commercial Bank. In 1998, he became Regional Chief Executive Officer of Synovus Financial Corp., responsible for the Alabama and Florida markets. In 2001, Mr. Broughton’s Synovus region shifted, and he became Regional Chief Executive Officer for the markets of Alabama, Tennessee and parts of Georgia. He continued his work in this position until his retirement from Synovus in August 2004. Mr. Broughton’s experience in banking has afforded him opportunities to work in many areas of banking and has given him exposure to all bank functions. Mr. Broughton served on the Board of Directors of Cavalier Homes, Inc. from 1986 until 2009, when the company was sold to a subsidiary of Berkshire Hathaway. We believe that Mr. Broughton’s extensive experience in banking in Alabama and the Southeast, and, in particular, his success in building and growing new banks and developing new markets, makes him highly qualified to serve as a director.

J. Richard Cashio
Age: 63	Committees: Audit; Compensation; Corporate Governance and Nominations (Chair)	Position: Director

Director Since: 2007	Bank Director Since: 2005

Mr. Cashio has served as a director of the company since 2007 and as a director of the bank since its inception in May 2005. Mr. Cashio has been a private investor since his retirement in 2013. Mr. Cashio served as Chief Executive Officer of TASSCO, LLC from 2005 until his retirement in January 2014 and served as the Chief Executive Officer of Tricon Metals & Services, Inc. from 2000 until its sale in October 2013. We believe that Mr. Cashio’s experience as the chief executive officer of successful industrial enterprises allows him to offer our board both the benefit of his business experience and the perspectives of one of our target customer groups, making him highly qualified to serve as a director.

James J. Filler
Age: 77	Committees: Compensation	Position: Lead Independent Director

Director Since: 2007	Bank Director Since: 2005

Mr. Filler has served as a director of the company since 2007 and as a director of the bank since its inception in May 2005. In January 2019, following Mr. Broughton becoming chairman of our board of directors, Mr. Filler was appointed to serve as the board’s lead independent director. Mr. Filler has been a private investor since his retirement in 2006. Prior to his retirement, Mr. Filler spent 44 years in the metals recycling industry with Jefferson Iron & Metal, Inc. and Jefferson Iron & Metal Brokerage Co., Inc. We believe that Mr. Filler’s extensive business experience and strong ties to the Birmingham business community offer us valuable strategic insights and make him highly qualified to serve as a director.

SERVISFIRST BANCSHARES, INC. – Notice of 2021 Annual Meeting of Stockholders and Proxy Statement	2

Michael D. Fuller
Age: 68	Committees: Audit; Corporate Governance and Nominations	Position: Director

Director Since: 2007	Bank Director Since: 2005

Mr. Fuller has served as a director of the company since 2007 and as a director of the bank since its inception in May 2005. For over 20 years, Mr. Fuller has been a private investor in real estate investments. Prior to that time, Mr. Fuller played professional football for nine years. Mr. Fuller has served as President of Double Oak Water Reclamation, a private wastewater collection and treatment facility in Shelby County, Alabama, since 1998. We believe that Mr. Fuller’s experience in the real estate sector, which is a major focus of our business, as well as his overall business experience and community presence, make him highly qualified to serve as a director.

Christopher J. Mettler
Age: 45	Committees: Compensation Committee	Position: Director

Director Since: 2019	Bank Director Since: 2019

Mr. Mettler has served as a director of the company and the bank since October 21, 2019. Mr. Mettler is Founder and President of Sovereign Co., where he leads strategy and business development. Mr. Metter assumed a full-time role at Sovereign as of April 26, 2019. Sovereign leverages proprietary marketing attribution and artificial intelligence technology to systematically measure thousands of simultaneous marketing messages to display the most relevant products for consumers. Previously, Mr. Mettler founded two marketing and financial technology businesses, CompareCards and SnapCap, both of which were acquired in two separate transactions by LendingTree (Nasdaq: TREE). Mr. Mettler served as President of Iron Horse Holdings LLC from January 1, 2014 until November 16, 2016. Following LendingTree’s acquisition of CompareCards from Iron Horse Holdings in November 2016, Mr. Mettler transitioned to serve as a salaried employee of LendingTree through April 26, 2019. We believe Mr. Mettler’s business experience, his strong background in the financial technology sector and his prior service on our Charleston, South Carolina advisory board makes him highly qualified to serve as a director.

Hatton C. V. Smith
Age: 70	Committees: Compensation (Chair)	Position: Director

Director Since: 2007	Bank Director Since: 2005

Mr. Smith has served as a director of the company since 2007 and as a director of the bank since its inception in May 2005. Mr. Smith served as the Chief Executive Officer of Royal Cup Coffee from 1996 until 2014 and in various other positions with Royal Cup Coffee prior to 1996. Mr. Smith retired from all positions with Royal Cup Coffee effective February 2020. He currently serves as the Chief Executive Officer of Back Forty Beer Company specializing in unique craft beers in the southeast. Mr. Smith is also involved in many different charities and has served as Chair of the United Way and President of the Baptist Health System. We believe that Mr. Smith’s business experience, his strong roots in the greater Birmingham business and civic community, and his high profile and extensive community contacts in one of our largest markets make him highly qualified to serve as a director.

Irma L. Tuder
Age: 59	Committees: Audit (Chair); Corporate Governance and Nominations	Position: Director

Director Since: 2018	Bank Director Since: 2018

Ms. Tuder is currently a private investor. She is the founder, former CEO and Board Chairperson of Analytical Services, Inc. (ASI), a nationally recognized business providing management and technical solutions to federal government agencies. Ms. Tuder successfully led the acquisition of ASI by Arctic Scope Regional Corporation Federal Holding Company in 2007. Ms. Tuder has over 30 years of experience in strategic business planning and execution, executive leadership, financial management and business operations. Prior to founding ASI, Ms. Tuder spent five years as a controller in private industry and five years in public accounting. In addition to her service as a director of the company and bank, Ms. Tuder is a member of the Notre Dame Institute for Latino Studies Advisory Council, HudsonAlpha Institute for Biotechnology Board of Directors, University of Alabama in Huntsville (UAH) Foundation Board and Business School Advisory Board and chairs the St. John Paul II Catholic High School Board of Trustees. Ms. Tuder received a BBA in accountancy from the University of Notre Dame and MBA from Troy State University in Montgomery. We believe that Ms. Tuder’s extensive background in business, finance and accounting make her highly qualified to serve as both a director and as Chair of our audit committee.

SERVISFIRST BANCSHARES, INC. – Notice of 2021 Annual Meeting of Stockholders and Proxy Statement	3

The Board of Directors Unanimously Recommends a Vote “FOR” the Election of Each of the Board Nominees

CORPORATE GOVERNANCE

Our business is managed under the direction of our board of directors. The board has the legal responsibility for overseeing the affairs and performance of the company. The primary responsibility of the board is to exercise their business judgment in what they believe to be in the best interests of the company and its stockholders.

Governance Practices

Our board of directors believes that sound governance practices and policies provide an important framework to assist them in fulfilling their oversight duty. In March 2014, our board formally adopted the Corporate Governance Guidelines of ServisFirst Bancshares, Inc. (the “Governance Guidelines”), which include a number of the practices and policies under which our board has operated for some time, together with concepts suggested by various authorities in corporate governance and the requirements under the NASDAQ Global Select Market’s listed company rules and the Sarbanes-Oxley Act of 2002.

Each year, our board of directors reviews our Governance Guidelines and other governance documents and modifies them as it deems appropriate. These documents include the Governance Guidelines, the committee charters, our Code of Business Conduct and Ethics, our Related Party Transactions Policy and other key policies and practices. Copies of the currently effective charters for each board committee, the Code of Business Conduct and Ethics, the Governance Guidelines and certain other corporate governance policies are available on the company’s website at www.servisfirstbancshares.com under the “IR Menu” tab.

Some of the principal subjects covered by our Governance Guidelines comprise:

•	Director Qualifications, which include: a board candidate’s independence, experience, knowledge, skills, expertise, integrity, ability to make independent analytical inquiries; his or her understanding of our business and the business environment in which we operate; and the candidate’s ability and willingness to devote adequate time and effort to board responsibilities, taking into account the candidate’s employment and other board commitments.

•	Responsibilities of Directors, which include: acting in the best interests of all stockholders; maintaining independence; developing and maintaining a sound understanding of our business and the industry in which we operate; preparing for and attending board and board committee meetings; and providing active, objective and constructive participation at those meetings.

•	Director Access to Management and, as Necessary and Appropriate, Independent Advisors, which covers: encouraging presentations to our board from the officers responsible for functional areas of our business and from outside consultants who are engaged to conduct periodic reviews of various aspects of our operations or the quality of certain of our assets, such as the bank’s loan portfolio.

•	Director Orientation and Continuing Education, such as: programs to familiarize directors with any changes to our business, strategic plans, and significant financial, accounting and risk management issues; our compliance programs and conflicts policies; our code of business conduct and ethics and our corporate governance guidelines. In addition, each director is expected to participate in continuing education programs relating to developments in our business and in corporate governance.

SERVISFIRST BANCSHARES, INC. – Notice of 2021 Annual Meeting of Stockholders and Proxy Statement	4

•	Regularly Scheduled Executive Sessions, without Management, will be held by our board, led by our Lead Independent Director, and by the Audit Committee, which meets separately with our independent auditors.

Director Resignation Policy

In October 2016, our board approved and adopted a Director Resignation Policy. This policy provides that, in an uncontested election, any director nominee who receives a greater number of “Withhold” votes than votes “For” his or her election shall promptly tender his or her resignation to the Chairman of our board following the certification of the election results. The company’s Corporate Governance and Nominations Committee (“CG&N Committee”) will consider the offer of resignation and recommend to the board whether to accept or reject the resignation. Our board must then act on the recommendation within 90 days following certification of the election results following receipt of the recommendation. After the board makes a formal decision on the CG&N Committee’s recommendation, the company must publicly disclose the action on a Current Report on Form 8-K within four business days of the decision. If the board determines to take any action other than accepting such resignation, the Current Report must also include the board’s rationale supporting its decision. A copy of our Director Resignation Policy is available on our website www.servisfirstbancshares.com under the “IR Menu” tab.

Incentive Compensation Clawback Policy

Our board has approved and adopted a Clawback Policy for recovery of incentive compensation from the company’s current and former executive officers under certain circumstances. The Clawback Policy is designed to comply with Section 10D of the Securities Exchange Act of 1934 (the “Exchange Act”) and proposed Rule 10D-1. The Clawback Policy provides that, in the event the company is required to restate financial results due to material noncompliance with any financial reporting requirement under the securities laws, the board may adjust future compensation, cancel outstanding awards, seek recoupment of previous awards and take any other remedial and recovery action permitted by law, to recoup all or a portion of any incentive compensation approved, awarded or granted to an executive officer of the company after the date of adoption of the Clawback Policy and such award, vesting or payment occurred or was received during the three completed fiscal years immediately preceding the date on which the company is required to prepare the restatement. The Clawback Policy applies when the compensation committee has determined that the incentive compensation approved, awarded or granted was predicated upon the achievement of certain financial results that were the subject of the restatement and that a lesser amount of incentive compensation would have been approved, awarded or granted to the executive officer based upon the restated financial results. In each such instance, the company will seek to recoup the amounts by which an executive officer’s incentive compensation that was awarded, vested or paid during the three-year period referenced above exceeded the amounts that would have been awarded, vested or paid based on the restated financial results.

Stock Ownership of Board and Executives

Long-term stock ownership is deeply engrained in our culture and reflects our board’s strong commitment to the company’s success. We have reviewed the stock ownership policies of other financial institutions, the criteria identified by certain proxy advisory firms in determining whether a stock ownership policy is “rigorous” or “robust,” and the stock ownership of our directors and executive officers. We ultimately concluded not to adopt a formal stock ownership policy at this stage of the company’s existence primarily because the current ownership levels of our long-time directors and, with one exception, our named executive officers far exceed the ownership requirements of even the most rigorous policies we reviewed. Using the market price and the number of shares of common stock beneficially owned as of December 31, 2020, each of our non-employee directors held common stock valued over 25 times such director’s annual retainer, our Chief Executive Officer held common stock valued at over 55 times his annual base salary, and each of our other named executive officers, with the exception of Mr. Abbott, held common stock valued at over 40 times his annual base salary.

Our board annually reviews our Governance Guidelines and other governance documents and practices and modifies them as it deems appropriate. Although we will reconsider adopting stock ownership guidelines in the future, including in the event of board or management changes, we intend to operate the company in a way that we believe makes the most sense taking into account numerous factors.

SERVISFIRST BANCSHARES, INC. – Notice of 2021 Annual Meeting of Stockholders and Proxy Statement	5

Policy Against Hedging Activities

The company is dedicated to growing its business and enhancing stockholder value in an ethical way while being mindful of the need to avoid taking actions that pose undue risk or have the appearance of posing undue risk to the company. Our goal is to grow stockholder value in both the short term and in the longer term, and we expect our directors, officers and employees to have the same goals as the company. Consistent with these goals, our Insider Trading Policy prohibits any of our directors, officers and employees from engaging in hedging activities involving the company’s securities, including the following:

•	short sales, meaning any transactions in the company’s securities whereby one may benefit from a decline in the stock price of our common stock;

•	purchases or sales of derivative securities related to the company’s securities (puts, calls, collars, swaps forward sale contracts and similar arrangements, excluding stock options issued pursuant to employee benefit plans); and

•	investments in exchange funds (a stock fund that allows an investor to exchange his or her holdings in company securities for units in a portfolio of securities), excluding investments in the company stock fund available under the company’s 401(k) plan.

Policy Against Pledging Activities

Our Insider Trading Policy prohibits our directors, officers and employees from pledging our securities as collateral for loans unless approved by our Insider Trading Compliance Officer. While being mindful of the need to avoid taking actions that pose undue risk or appear to pose undue risk to our company, we also appreciate that our situation may be unique. We are a public company that has, since the bank’s inception in 2005 and our formation in 2007, experienced a relative amount of success. As a result of this success, a significant portion of the wealth of some of our officers and employees resides in their ownership of our common stock. As detailed above, all of our directors and all but one of our executive officers own enough shares of common stock to far exceed the multiples of base salary or annual cash retainer typically required by stock ownership guidelines. Accordingly, we provide our Insider Trading Compliance Officer with the discretion to permit pledges in certain limited circumstances.

Board Independence

The cornerstone of our corporate governance program is an independent and qualified board of directors. The board has established guidelines consistent with the current listing standards of the NASDAQ Global Select Market for determining director independence. You can find these guidelines in our Governance Guidelines, which are posted on the company’s website at www.servisfirstbancshares.com under the “IR Menu” tab.

During its most recent review, our board considered transactions and relationships between each director or any member of a director’s immediate family and us and the bank. Our board also considered whether there were any transactions or relationships between our company and any entity of which a director or an immediate family member of a director is an executive officer, general partner or significant equity holder. The purpose of this review was to determine whether any such relationships or transactions existed that were inconsistent with a determination that a director is independent. Independent directors must be free of any relationship with us or our management that may impair the director’s ability to make independent judgments.

Our CG&N Committee has determined in its business judgment that six of the company’s seven directors are independent as defined in the applicable NASDAQ Global Select Market listing standards and that each member is free of any relationships that would interfere with his individual exercise of independent judgment. Our independent directors are Messrs. Cashio, Filler, Fuller, Mettler and Smith, and Ms. Tuder. Mr. Broughton, our Chairman, is considered an inside director because of his employment as our President and Chief Executive Officer (see “Certain Relationships and Related Transactions” for a list of other relationships the board considered when determining independence).

SERVISFIRST BANCSHARES, INC. – Notice of 2021 Annual Meeting of Stockholders and Proxy Statement	6

The Role of Our Board of Directors

The members of our board also are members of the board of directors of the bank, which accounts for substantially all of our consolidated operating results. The members of our board keep informed about our business through discussions with senior management and other officers and managers of the company and the bank, by reviewing analyses and reports sent to them by management and outside consultants, and by participating in meetings of the board and meetings of those board committees on which they serve.

Board Leadership Structure

We believe that our stockholders are best served by a strong, independent board of directors with extensive business experience and strong ties to our markets. We believe that objective oversight of the performance of our management team is critical to effective corporate governance, and we believe our board provides such objective oversight.

Our board is led by a combination of Mr. Filler, our Lead Independent Director, and Mr. Broughton, our Chairman, President and CEO, supplemented by engaged, independent committee chairs and directors. Our independent directors unanimously voted for Mr. Broughton to serve as the chairman of our board following the retirement of our prior Chairman on December 31, 2018.

The board believes that the company has been well served by Mr. Broughton’s leadership since the bank’s inception in 2005 and our formation in 2007. The board further believes that Mr. Broughton’s combined role as chairman and CEO will allow him to set the overall tone and direction for the company, maintain consistency in the internal and external communication of our strategic and business priorities, and have primary responsibility for managing our operations. The board also believes that a strong, effective Lead Independent Director, like Mr. Filler, an independent board, and independent committees provide the independent leadership necessary to balance the combined chairman and CEO role and, with the formal and informal mechanisms we have in place to facilitate the work of the board and its committees, results in the board effectiveness and efficiency that our stockholders expect.

Mr. Broughton’s leadership has been especially evident during the COVID-19 pandemic. While the company and bank are known for being able to make lending decisions quickly on a decentralized basis, our employees look to Mr. Broughton to set the tone for the entire company. Under his leadership, the bank handled an extraordinary number of Payroll Protection Plan (“PPP”) loans pursuant to the terms of the CARES Act for both existing bank customers and new customers. Mr. Broughton’s emphasis on customer service leveraged existing relationships and earned new banking relationships during the pandemic, as new customers were able to compare their experience with the bank against the service provided by their current bankers.

We believe our board’s structure provides leadership and operational oversight, notwithstanding Mr. Broughton’s role as Chairman. Our board’s three standing committees, which are described below under “Board Committees and Their Functions”, are composed exclusively of independent directors. In addition to the board committees at the company, our bank has a separate loan committee on which all of our directors serve. We believe that this structure further reinforces the board’s role as an objective overseer of our business, operations, risk sensitivity and day-to-day management.

The Board’s Role in Risk Oversight

While our board is ultimately responsible for the management of risks inherent in our business, in our day-to-day operations senior management is responsible for instituting risk management practices that are consistent with our overall business strategy and risk tolerance. In addition, because our operations are conducted primarily through the bank, we maintain an asset-liability and investment committee at the bank level, consisting of four executive officers of the bank. This committee is charged with monitoring our liquidity and funds positions. The committee regularly reviews the rate sensitivity position on three-month, six-month and one-year time horizons; loans-to-deposits ratios; and average maturities for certain categories of liabilities. This committee reports to our board of directors at least quarterly, and otherwise as needed.

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In addition, our audit committee assists the board in overseeing and monitoring management’s conduct of our financial reporting process and system of internal accounting and financial controls, and our compensation committee oversees the management of risks relating to executive and non-executive compensation.

Outside of formal meetings, which our board holds every month, our board and its committees have regular access to senior executives, including our Chief Executive Officer, Chief Operating Officer and Chief Financial Officer, as well as our senior credit officers. We believe that this structure allows the board to maintain effective oversight over our risks and to ensure that our management personnel are following prudent and appropriate risk management practices.

Board Committees and Their Functions

Our board maintains three standing committees that are each composed entirely of independent directors. The governing charter for each of the three committees is available on our website www.servisfirstbancshares.com under the “IR Menu” tab.

Name(1)	Audit Committee	Compensation Committee	Corporate Governance & Nominations Committee
Irma L. Tuder
Michael D. Fuller
James J. Filler
J. Richard Cashio
Christopher J. Mettler
Hatton C. V. Smith
Committee Chair Committee Member Financial Expert

(1) Mr. Broughton is not independent and therefore does not serve on any committee.

Audit Committee

Number of meetings in 2020: 5

Functions:

•	Assists our board of directors in maintaining the integrity of our financial statements and of our financial reporting processes and systems of internal audit controls, as well as our compliance with legal and regulatory requirements;

•	Reviews the scope of independent audits and assesses the results;

•	Meets with management to consider the adequacy of the internal control over, and the objectivity of, financial reporting, and meets with our independent auditors and with appropriate financial personnel concerning these matters;

•	Selects, determines the compensation of, appoints and oversees our independent auditors, and evaluates their qualifications, performance and independence; and

•	Reviews and approves all related party transactions of the company.

Our board of directors has determined that each audit committee member meets the independence standards for audit committee membership under the rules of the Securities and Exchange Commission (“SEC”) and the rules of the NASDAQ Global Select Market.

Compensation Committee

Number of meetings in 2020: 8

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Functions:

•	Annually reviews the performance and compensation of our Chief Executive Officer, who is not present during deliberations or voting with respect to his compensation;

•	Makes recommendations to the independent members of our board of directors with respect to the compensation of our Chief Executive Officer and all other executive officers of the company;

•	Makes determinations, either as a committee or together with the other independent directors, regarding the performance and compensation level of our Chief Executive Officer and our other named executive officers;

•	Establishes the compensation structure for our senior management and approves the compensation of our senior executives; and

•	Advises and reports to our board of directors at least annually, including with respect to the company’s incentive and equity-based compensation plans, and oversees the activities of the individuals and committees responsible for administering such plans.

The compensation committee has the authority, in its sole discretion, to appoint, engage, retain and terminate any compensation consultant, legal counsel or other advisor to assist in the performance of its duties, and the company is responsible for providing appropriate funding to the compensation committee for payment of reasonable compensation to any such advisor retained by the compensation committee. During fiscal 2020, our compensation committee retained McLagan to conduct a comprehensive review of our compensation programs. The committee determined that there were no conflicts between McLagan and the company or any member of the compensation committee.

Our board of directors has determined that each compensation committee member is independent under the rules of the NASDAQ Global Select Market.

Corporate Governance and Nominations Committee

Number of meetings in 2020: 2

Functions:

•	Identifies individuals believed to be qualified to become board members, and selects or recommends to the board, the nominees to stand for election as directors;

•	Establishes the criteria for selecting candidates for nomination to our board, actively seeks candidates who meet those criteria and makes recommendations to our board of directors to fill vacancies on, or make additions to, our board or any committee of our board (see “Other Governance Practices” for a detailed discussion of qualification criteria);

•	Develops and recommends to our board standards to be applied in making determinations as to the absence of material relationships between the company and a director;

•	Establishes the procedures for the evaluation and oversight of our board and management; and

•	Monitors and recommends changes in the organization and procedures of the board, in the size of the board or any board committee and in our corporate governance policies, and monitors the company’s corporate governance structure.

The CG&N committee considers candidates for director who are recommended by its members, by other board members, and by management. The CG&N committee will consider stockholder nominees for election to our board that are timely recommended by stockholders provided that a complete description of the nominees’ qualifications, experience and background, together with a statement signed by each nominee in which he or she consents to act as a board member if elected, accompany the recommendations. Stockholder nominations should be directed to the chair of the CG&N Committee, care of our chief financial officer, at the company’s principal executive office, 2500 Woodcrest Place, Birmingham, Alabama 35209. The CG&N committee will evaluate candidates recommended by stockholders using the same criteria as for other candidates recommended by its members, other members of the board, or management.

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In evaluating nominees for director, the CG&N committee believes that it is of primary importance to ensure that the board’s composition reflects a diversity of business experience and community leadership, as well as a demonstrated ability to promote the company’s strategic objectives and expand its presence, profile and customer base in its local markets. Additionally, our CG&N committee charter provides that the CG&N committee, in selecting or recommending board candidates, shall consider factors it deems appropriate, which may include diversity. The members of the CG&N committee and the board also take into account views on diversity that our stockholders may communicate to us.

Our board of directors has determined that each member of the CG&N committee is independent under the standards of independence of the rules of the NASDAQ Global Select Market.

Advisory Boards

In addition to the boards of directors of the company and the bank, the bank also has a non-voting advisory board of directors in each of the Huntsville, Montgomery, Dothan and Mobile, Alabama, Pensacola, Florida, Atlanta, Georgia, Charleston, South Carolina and Nashville, Tennessee markets. These advisory directors represent a wide array of business experience and community involvement in the service areas where they live. As residents of these service areas, they are sensitive and responsive to the needs of our customers and potential customers. In addition, our directors and advisory directors bring substantial business and banking contacts to us. The bank has established the following regional advisory boards:

Atlanta Region	Charleston Region	Dothan Region
Jeffrey B. Baker	Peter McKellar	Jerry Adams
Michael A. Bowling	Weesie Newton	Charles H. Chapman III
Paul Conley	Skip Sawin	Ronald DeVane
John Loud	Daniel Vallini	John Downs
Zach Parker		Watson Downs
Brent Reid		Steve McCarroll
Charles E. Owens
William C. (Bill) Thompson

Huntsville Region	Mobile Region	Montgomery Region
E. Wayne Bonner	Steve Crawford	Dr. John A. Jernigan
Dennis Bragg	Lowell Friedman	Ray B. Petty
Dr. Hoyt A. “Tres” Childs, III	Barry Gritter	Edward M. Stivers III
David Mathis	Dr. James M. Harrison, Jr.	Todd Strange
David J. Slyman, Jr.	James Henderson	G.L. Pete Taylor
Irma Tuder	Richard D. Inge	W. Ken Upchurch, III
Sidney R. White	Kenneth S. Johnson	Alan E. Weil, Jr.
Danny J. Windham	John H. Lewis, Jr.	Taylor Williams
Thomas J. Young	Hunter Lyons

Nashville Region	Pensacola Region
Charles Robert Bone	Thomas M. Bizzell
Mary Margaret Bourbeau	Bo Carter
Joe Cashia	Leo Cyr
Ryan Chapman	Matt Durney
Todd Robinson	Dr. Mark S. Greskovich
Ray Russenberger
Sandy Sansing

Compensation Committee Interlocks and Insider Participation

The primary functions of the compensation committee are to evaluate and administer the compensation of our President and Chief Executive Officer and other executive officers and to review our general compensation programs. No member of this committee has served as an officer or employee of the company, the bank or any other subsidiary. In addition, none of our executive officers has served as a director or as a member of the compensation committee of a company which employs any of our directors. For further information, see “Compensation Discussion and Analysis” and “Board Committees and Their Functions.”

Director Attendance

Our board of directors held 12 meetings in 2020. Each director attended more than 75% of the aggregate of: (i) the number of meetings of the board of directors held during the period he or she served on the board; and (ii) the number of meetings of committees of the board of directors held during the period he or she served on such committees. While we do not have a formal policy regarding director attendance at our annual meetings, we generally expect our directors to attend if at all possible. All of our directors attended the 2020 Annual Meeting via remote webcast.

Certain Relationships and Related Transactions

We have not entered into any business transactions with related parties required to be disclosed under Rule 404(a) of Regulation S-K other than banking transactions in the ordinary course of our business with our directors and officers, as well as members of their families and corporations, partnerships or other organizations in which they have a controlling interest, and the lease arrangement described below. Management recognizes that related party transactions can present unique risks and potential conflicts of interest (in appearance and in fact). Therefore, we maintain written policies around interactions with related parties which require that these transactions are entered into and maintained on the following terms:

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•	in the case of banking transactions, each is on substantially the same terms, including price or interest rate, collateral and fees, as those prevailing at the time for comparable transactions with unrelated parties that are not expected to involve more than the normal risk of collectability or present other unfavorable features to the bank; and

•	in the case of any related party transactions, including banking transactions, each is approved by a majority of the directors who do not have an interest in the transaction.

Any potential related party transactions are reported to our chief financial officer, who then reports such transactions to our audit committee. Our audit committee determines whether such transactions constitute related party transactions and, if so, reports those transactions to our board for consideration if such transactions are not deemed pre-approved under our policy. A copy of our policy governing related party transactions is available on our website www.servisfirstbancshares.com under the “IR Menu” tab.

The aggregate amount of indebtedness from our directors and executive officers (including their affiliates and inclusive of persons serving as executive officers of the bank) to the bank as of December 31, 2020 was approximately $36.97 million, which equaled 3.72% of our total equity capital as of that date. Related party transactions are made in the ordinary course of business, on substantially the same terms, including interest rates and collateral (where applicable), as those prevailing at the time for comparable transactions with persons not related to us, and do not involve more than normal risk of collectability or present other features unfavorable to us. As of the date of this Proxy Statement, no related party loans were categorized as non-accrual, past due, restructured or potential problem loans. We anticipate making related party loans in the future to the same extent as we have in the past.

In addition to banking transactions made in the ordinary course of business, the company leased office space in its corporate headquarters to one related party in 2020 pursuant to the terms of a lease entered into 2017. Prior to entering into such lease in 2017, the company obtained, and the Board considered, a market reasonableness study, and the Board, other than the related party, approved such lease on terms consistent with the results of the market reasonableness study. Under the terms of the lease, the company agreed to lease an office of approximately 120 square feet to Mr. Michael D. Fuller, a director of the Company, on a month-to-month basis at $26.00 per square foot, subject to 1.5% annual escalations, plus a utilities and overhead fee equal to 10% of the rental rate.

Code of Conduct for Directors and Employees

Our board of directors has adopted a Code of Business Conduct and Ethics that applies to all of our employees, officers and directors. The Code of Business Conduct and Ethics covers compliance with law; fair and honest dealings with us, with competitors and with others; fair and honest disclosure to the public; and procedures for compliance with the Code of Business Conduct and Ethics. A copy of our Code of Business Conduct and Ethics is, and any amendment to or waiver from a provision of our Code of Business Conduct and Ethics will be, available free of charge on our website at www.servisfirstbancshares.com under the “IR Menu” tab.

Communications with the Board

You may contact any of our independent directors, individually or as a group, by writing to them c/o William M. Foshee, Chief Financial Officer, ServisFirst Bancshares, Inc., 2500 Woodcrest Place, Birmingham, Alabama 35209. Mr. Foshee will review and forward to the appropriate directors copies of all such correspondence that, in the opinion of Mr. Foshee, deals with the functions of the board of directors or its committees or that he otherwise determines requires their attention. Concerns relating to accounting, internal controls or auditing matters will be brought promptly to the attention of the Chairwoman of the audit committee and will be handled in accordance with procedures established by the audit committee.

DIRECTOR COMPENSATION

Each of our directors has been a member of our board since our formation in 2007 and a member of the board of the bank since its inception in 2005, other than Ms. Tuder and Mr. Mettler, who were appointed to our and the bank’s board in October 2018 and October 2019, respectively. As of February 22, 2021, our six non-employee directors beneficially owned, collectively, approximately 5.69% of our outstanding common stock. Prior to 2019, we historically had not granted any stock options or other equity-based incentive compensation for our directors on an annual basis due to their collective substantial ownership of company stock. In 2020, the compensation committee recommended and our board approved a grant of 655 shares of restricted stock to each of our directors, which grant vests 100% on the first anniversary of the date of grant. Our restricted stock grants to directors were targeted to have a value of $20,000 based on the market price of our common stock. We seek to structure director compensation to further align the interests of directors with the interests of our stockholders.

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Annual Retainers and Meeting Fees

In 2020, directors each received an annual cash retainer of $30,000, except that our Lead Independent Director and our Audit Committee Chairman each received a $35,000 annual retainer. Directors were paid $600 for each board meeting or board event attended, $500 for each committee meeting attended that is not held on the same day as a board meeting, and $250 for each committee meeting attended that occurs on the same day as a full board meeting. Mr. Broughton is a named executive officer, and his compensation is reflected in the Summary Compensation Table.

Director Compensation for Fiscal 2020

The following table sets forth information regarding the compensation of our non-employee directors for the year ended December 31, 2020.

Name (a)	Fees earned or paid in cash (b)	Stock Awards (c)	Option Awards (d)	Total (h)
	($)	($)	($)	($)
J. Richard Cashio	41,600	20,022	-	61,622
Michael D. Fuller	40,200	20,022	-	60,222
James J. Filler	44,450	20,022	-	64,472
Christopher J. Mettler	38,450	20,022	-	58,472
Hatton C. V. Smith	39,450	20,022	-	59,472
Irma L. Tuder	44,950	20,022	-	64,972

Changes to Director Compensation for Fiscal 2021

For fiscal 2021, our CG&N committee and our compensation committee jointly recommended a change in director compensation to our board. For fiscal 2021, each of our directors will receive an annual cash retainer of $45,000. Our Lead Independent Director will receive an additional retainer of $25,000. Audit committee members will receive a retainer of $8,000, with the audit committee chair receiving an additional $10,000 retainer. compensation committee members will receive a $6,000 retainer, with the compensation committee chair receiving an additional $8,000 retainer. Members of the CG&N committee will receive a $4,000 retainer, with the chair receiving an additional $7,500 retainer. With the adoption of the increased board retainers and the new committee retainers, directors will no longer receive fees for attending board and committee meetings. In addition, Mr. Broughton will no longer receive any compensation for his service as Chairman of the board. These changes were based on the results of the market competitive analysis conducted by our independent compensation consultant and evaluated by our compensation committee in November 2020.

OWNERSHIP OF SERVISFIRST COMMON STOCK BY DIRECTORS, OFFICERS AND CERTAIN BENEFICIAL OWNERS

The following table sets forth the beneficial ownership of our common stock as of February 22, 2021 by: (i) each of our directors; (ii) our named executive officers; (iii) all of our directors and our executive officers as a group; and (iv) each stockholder known by us to beneficially own more than 5% of our common stock. Except as otherwise indicated, each person listed below has sole voting and investment power with respect to all shares shown to be beneficially owned by him except to the extent that such power is shared by a spouse under applicable law. The information provided in the table is based on our records, information filed with the SEC and information provided to the company.

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Name and Address of Beneficial Owner(1)	Amount and Nature of Beneficial Ownership		Percentage of Outstanding Common Stock (%)(2)
Five Percent Stockholders
Blackrock, Inc.(3)	7,254,600	(4)	13.5	%(4)
55 East 52nd Street New York, NY 10055
The Vanguard Group(5)	4,799,090	(4)	8.9	%(4)
100 Vanguard Blvd. Malvern, PA 19355

Directors and Executive Officers
Thomas A. Broughton III	813,081	(6)	1.5%
Irma L. Tuder	70,621	(7)	*
Michael D. Fuller	507,342	(8)	*
James J. Filler	1,370,886	(9)	2.53%
J. Richard Cashio	672,054	(10)	1.24%
Hatton C. V. Smith	437,228	(11)	*
Christopher J. Mettler	20,745	(12)	*
William M. Foshee	335,713	(13)	*
Clarence C. Pouncey III(14)	711,939	(15)	1.32%
Rodney E. Rushing	423,250	(16)	*
Henry F. Abbott	8,613	(17)	*
All directors and executive officers as a group (11 persons)	5,371,472	(18)	9.93%

___________________

*	Indicates ownership of less than 1% of outstanding common stock.
(1)	The address for all directors and executive officers is 2500 Woodcrest Place, Birmingham, Alabama 35209.
(2)	Except as otherwise noted herein, the percentage is determined on the basis of 54,099,004 shares of our common stock outstanding plus securities deemed outstanding pursuant to Rule 13d-3 promulgated under the Exchange Act. Under Rule 13d-3, a person is deemed to be a beneficial owner of any security owned by certain family members and any security of which that person has the right to acquire beneficial ownership within 60 days, including, without limitation, shares of our common stock subject to currently exercisable options.
(3)	In a Schedule 13G/A filed January 26, 2021, Blackrock, Inc. reported having sole power to vote or to direct the vote of 7,184,439 shares of common stock, shared power to vote or direct the vote of zero shares of common stock, sole power to dispose or direct the disposition of 7,254,600 shares of common stock and shared power to dispose or to direct the disposition of zero shares of common stock. All information in this footnote was obtained from the Schedule 13G/A filed by Blackrock, Inc.
(4)	Reflects shares reported on Schedule 13G/A as beneficially owned as of December 31, 2020.
(5)	In a Schedule 13G/A filed February 10, 2021, The Vanguard Group reported having sole power to vote or direct the vote of 0 shares of common stock, shared power to vote or direct to vote 94,812 shares of common stock, sole power to dispose or direct the disposition of 4,667,066 shares of common stock and shared power to dispose or to direct the disposition of 132,024 shares of common stock. All information in this footnote was obtained from the Schedule 13G/A filed by The Vanguard Group.
(6)	Includes 54,790 shares of common stock owned by his spouse and 14,290 shares of common stock owned by his two stepchildren. Does not include 366,000 shares of common stock owned by TAB2, LLC, a limited liability company, or 300,000 shares of common stock owned by TAB3, LLC. Mr. Broughton no longer has a reportable beneficial interest in shares of common stock owned by TAB2, LLC or TAB3, LLC. Mr. Broughton disclaims beneficial ownership of common stock held by his spouse, his two stepchildren, TAB2, LLC and TAB3, LLC. Mr. Broughton has pledged 12,000 shares to Business First Bank, Baton Rouge, as security for a line of credit.
(7)	Does not include an option granted on October 15, 2018 to purchase up to 25,000 shares of common stock for $35.65 per share which vests 100% on October 15, 2023. Includes 40,215 shares owned by Tuder Family, LLC, a limited liability company of which the reporting person is a member and manager. The reporting person disclaims beneficial ownership of the Tuder Family, LLC shares except to the extent of her pecuniary interest therein.
(8)	Includes 93,052 shares of common stock held by Mr. Fuller’s spouse. Does not include 790,000 shares of common stock held by Tyrol, Inc., which is owned by Mr. Fuller’s adult children. Mr. Fuller resigned as a director of Tyrol, Inc. during 2019 and disclaims beneficial ownership of such shares.
(9)	Includes 151,500 shares Mr. Filler owns jointly with his spouse.
(10)	Does not include 28,752 shares owned by Mr. Cashio’s adult daughter. Includes 184,000 shares of common stock held by Mr. Cashio’s spouse. Mr. Cashio disclaims beneficial ownership of all shares not directly owned by him. Mr. Cashio has pledged 159,112 shares to ServisFirst Bank as security for a loan.
(11)	Mr. Smith has pledged 96,999 shares to ServisFirst Bank, as security for a line of credit.
(12)	Does not include an option granted to Mr. Mettler on October 21, 2019 to purchase 25,000 shares of common stock for $33.90 per share which vests 100% after five years.
(13)	Includes 24,000 share held by Mr. Foshee’s spouse. Mr. Foshee disclaims beneficial ownership of such shares. Mr. Foshee has pledged 48,000 shares to Morgan Stanley and 41,500 shares to US Bank.
(14)	Mr. Pouncey retired as Chief Operating Officer of the Company effective December 31, 2020.
(15)	Includes 15,133 shares of common stock beneficially owned by Mr. Pouncey’s wife through a limited liability company and 6,000 shares of common stock owned by the Pouncey Education Trust. Members of Mr. Pouncey’s immediate family are among the beneficiaries of the trust and the reporting person is trustee of the trust. Mr. Pouncey disclaims beneficial ownership of the common stock held by the trust except to the extent of his pecuniary interest therein. Mr. Pouncey has pledged 20,804 shares to Valley Bank.
(16)	Includes an option to purchase 15,000 shares of common stock for $6.915 per share granted on February 10, 2014, which vested 100% on February 10, 2021.
(17)	Includes an option granted to Mr. Abbott on January 25, 2016 to purchase 2,000 shares of common stock for $19.155 per share which vested 100% on January 25, 2021.
(18)	Includes 17,000 shares obtainable within 60 days pursuant to the exercise of outstanding options or warrants.

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Delinquent Section 16(a) Reports

Section 16(a) of the Exchange Act requires our Section 16 officers, directors and persons who own more than 10% of our common stock to file reports of ownership and changes in ownership with the SEC. Mr. Broughton reported an exercise of stock options on January 31, 2020 one day late, in a Form 4 filing made February 5, 2020. Mr. Bibb Lamar reported sales of stock on February 19 and 20, 2020, in a Form 4 filing made February 25, 2020.

PROPOSAL 2: ADVISORY VOTE ON EXECUTIVE COMPENSATION

As required under Section 14A of the Exchange Act, we provide our stockholders with an annual advisory vote on the compensation of our named executive officers. In 2017, our stockholders approved an annual advisory vote. At the 2020 Annual Meeting, approximately 97% of the votes cast (which excludes broker non-votes) were in approval of our executive compensation program.

Our compensation committee reviewed the results of the advisory vote and did not implement any significant changes to our executive compensation as a result of the say-on-pay advisory vote. The compensation committee recognizes that effective practices evolve, and the committee will continue to consider changes as needed to keep our executive compensation program competitive and tightly linked to performance. See “Compensation Discussion and Analysis” for a detailed discussion of our executive compensation practices, philosophy and objectives.

Consistent with our stockholders’ preference and prevailing demand, we expect to hold an advisory vote on executive compensation every year. This year, we are asking stockholders to approve the following resolution:

RESOLVED, that the compensation paid to the company’s named executive officers as disclosed in the Proxy Statement for the 2021 Annual Meeting of Stockholders pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables and narrative discussion, is hereby approved.

The advisory vote will not be binding on the compensation committee or the board of directors. However, they will carefully consider the outcome of the vote and take into consideration any specific concerns raised by investors when determining future compensation arrangements.

The Board of Directors Unanimously Recommends a Vote “FOR” the Resolution Approving the Compensation Paid to Our Named Executive Officers.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis (CD&A)

This CD&A describes our executive compensation objectives and philosophy. It also describes our compensation program and reviews the compensation outcomes for fiscal 2020. Our “named executive officers” in 2020 were:

•	Thomas A. Broughton III, President and Chief Executive Officer
•	Clarence C. Pouncey III, Executive Vice President and Chief Operating Officer
•	William M. Foshee, Executive Vice President and Chief Financial Officer
•	Rodney E. Rushing, Executive Vice President and Executive for Correspondent Banking
•	Henry F. Abbott, Senior Vice President and Chief Credit Officer

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Each of our five named executive officers also held the same position with the bank during fiscal 2020. Mr. Pouncey retired from his positions with us and the bank effective December 31, 2020, and Mr. Rushing subsequently was appointed to serve as Chief Operating Officer. All of such officers are employees of the bank for payroll and tax purposes. The board of directors of the bank also has a compensation committee. At the time we became a bank holding company, our board of directors appointed a separate compensation committee, consisting of the same individuals as the compensation committee of the bank, with the authority to determine the compensation of our Chief Executive Officer and, either independently or with other independent directors of the board, the compensation of our other executive officers, and to further administer any equity or other incentive plans. Because our officers, including Messrs. Broughton, Pouncey, Foshee, Rushing and Abbott, remain employees of the bank for payroll and tax purposes, their compensation is set by the compensation committee of the bank as a technical matter. However, such compensation is then approved by the bank’s board of directors and by our compensation committee. Because both compensation committees consist of the same persons, as do both boards of directors, references herein to “our” or “the” compensation committee will be deemed to refer to our compensation committee and/or the bank’s compensation committee, as applicable.

We are a bank holding company headquartered in Birmingham, Alabama. Our bank, founded in 2005, provides commercial banking services through 21 full-service banking offices and three loan production offices located in Alabama, Georgia, South Carolina, Tennessee and Florida. We operate our bank using a simple business model based on organic loan and deposit growth, generated through high quality customer service, delivered by a team of experienced bankers focused on developing and maintaining long-term banking relationships with our target customers. Our strategy focuses on operating a limited and efficient branch network with sizable aggregate balances of total loans and deposits housed in each branch office. We strive to translate this business model and strategy into higher profits for our stockholders.

Our compensation program is intended to incentivize our named executive officers to pursue strategies and actions that promote both annual and longer-term value to stockholders, consistent with the intention of our business model. We have experienced accelerated growth and change in recent years—during the last six years, we have taken the company public through our initial public offering, increased our geographic footprint to include branch offices in South Carolina, Tennessee and Georgia, effectuated a 3-for-1 stock dividend and a 2-for-1 stock dividend and instituted a quarterly cash dividend while increasing our net income from approximately $52.4 million in 2014 to approximately $170 million in 2020 —and we believe our compensation processes have been designed to permit us to attract and retain the highly skilled executive and management staff who have been instrumental to our past successes and who will be key to our future. During 2020, we continued to experience growth in the midst of a global pandemic. At December 31, 2020, our loans had increased 17% from 2019, our total deposits had grown by 32% over 2019 and our net income increased 14% over 2019 net income. Looking forward, the compensation committee intends to strengthen the competitiveness of our compensation program in order to incentivize continuing growth in our business.

Compensation Philosophy and Objectives

In order to recruit, retain and appropriately incentivize the most qualified and competent individuals as executive officers, we strive to maintain a compensation program that not only is competitive in our market but that also provides our compensation committee with the flexibility to determine incentive compensation using a common sense approach. Our compensation committee believes that the most effective executive compensation program is one that is designed to reward the achievement of specific annual, long-term and strategic goals by us and the bank, and which aligns executives’ interests with those of our stockholders by rewarding performance, with the ultimate objective of improving stockholder value. No executive officers of the company make any recommendations to the compensation committee or participate in any way regarding the compensation of other executive officers, other than the President and Chief Executive Officer, Mr. Broughton. The compensation committee consults with Mr. Broughton to gain a better insight into the performance of the executive team as a basis for the compensation committee’s determinations regarding executive compensation. While the compensation committee consults with Mr. Broughton, the compensation committee makes its decisions independently.

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The fundamental purpose of our executive compensation program is to assist us in achieving our financial and operating performance objectives. Specifically, our compensation program has two basic objectives:

•	to attract, retain and motivate our executive officers by fairly compensating them, which includes rewarding executives upon the achievement of measurable company, business unit and individual performance goals; and
•	to align each executive’s interests with the creation of stockholder value—that is, we want our executives to be “long our stock” rather than “long a paycheck.”

Our board and compensation committee have found that people do what you incentivize them to do. We believe that it is of paramount importance to be careful when setting absolute incentive compensation goals. Instead, our compensation committee is thoughtful about the objective performance measures it uses to incentivize executive officers and, when determining the incentive compensation of each executive, our compensation committee considers all available information, including our overall performance.

The compensation committee believes that executive compensation packages should include cash, annual short-term cash incentives and, when appropriate, long-term equity based incentives that reward performance as measured against established company, business unit and individual goals. These goals may include any number of criteria and may be unique to the particular executive officer based upon his or her duties, but the criteria typically include net income, asset growth and deposit growth and contain a credit quality component, in addition to considering such executive officer’s personal production. Above all, though, the compensation committee endeavors to use a common sense approach when determining incentive compensation and establishing incentive goals. To our compensation committee, a “common sense approach” means maintaining a compensation program that adapts to the circumstances and performance of each executive officer, considers the performance in the area of responsibility of such officer, including the achievement of established performance measures, and takes into account the company’s overall performance.

Additionally, the compensation committee believes that we should offer competitive benefit plans, including health insurance and a 401(k) plan. We also have entered into change in control agreements that apply to particular circumstances where we believe it is important to ensure the retention of certain key executives during the critical period immediately preceding a change in control, if and when applicable.

The compensation committee evaluates both performance and compensation to ensure that we maintain our ability to attract, retain and properly incentivize superior employees in key positions and that compensation provided to the named executive officers and other officers remains competitive relative to the compensation paid to similarly situated executives of our peers. Historically, our compensation committee has not designated a specific peer group for this purpose, instead relying on general information about similarly sized financial institutions in similar markets. In conjunction with the market compensation analysis referenced below, the compensation committee approved a peer group for use in future compensation purposes at the end of 2020.

At the 2020 Annual Meeting, approximately 97% of the votes cast (which excludes broker non-votes) were in approval of our executive compensation program. Our compensation committee reviewed the results of the advisory vote and did not implement any significant changes to our executive compensation as a result of the say-on-pay advisory vote. The compensation committee recognizes that effective practices evolve, and the committee will continue to consider changes as needed to keep our executive compensation program competitive and tightly linked to performance.

The compensation committee did not retain a compensation consultant to advise with respect to fiscal 2020 compensation; however, the compensation committee did retain McLagan (a division of Aon plc) as an independent compensation consultant during 2020 to conduct a comprehensive review of our compensation program. The purpose of this review was to evaluate the continued appropriateness of our compensation program as compared to the programs of certain peer companies, with the goal of ensuring that our pay practices mature in tandem with our business. The compensation committee has adopted changes to our compensation program for the 2021 fiscal year in light of the recommendations provided by its compensation consultant.

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All of our named executive officers received stock options or restricted stock awards and were encouraged to purchase our stock when they joined the company, other than Mr. Abbott, who received restricted stock awards in 2020 in connection with his promotion to Chief Credit Officer. We want each of our executive officers to think like a stockholder, which means we want all of our executive officers to be substantial stockholders so that their interests are aligned with those of our other stockholders.

Elements of our Compensation Program

Base salary: This element is intended to directly reflect an executive’s job responsibilities and his or her value to us. We also use this element to attract and retain our executives and, to some extent, acknowledge each executive’s individual efforts in furthering our strategic goals.

Annual short-term cash incentives: This annual cash incentive is one of the performance-based elements of our compensation. It is intended to motivate our executives and to provide a current reward for short-term (annual) measurable performance.

Equity-based incentives: The grant of stock options and/or other equity-based incentive compensation is the method we use to align the interests of our named executive officers with the interests of our stockholders, which is another element of performance-based compensation.

Perquisites and benefits: These benefits and plans are intended to attract and retain qualified executives, by ensuring that our compensation program is competitive and provides an adequate opportunity for retirement savings. We believe that these programs tend to reward long-term service. Some of our perquisites are designed to facilitate the promotion of our business interests, such as country club memberships that are utilized by our executives to develop and maintain customer relationships. We have also, on occasion, offered specific benefits to our longest serving executives to recognize and reward their long-term service. During 2020, we entered into endorsement split-dollar agreement with certain named executive officers. The agreements provide the named executives with death benefits through bank-owned life insurance policies.

Change in control agreements: These agreements, or comparable provisions in an employment or similar agreement, provide a form of severance payable in the event we are the subject of a change in control. They are primarily intended to align the interests of our executives with our stockholders by providing for a secure financial transition in the event of termination in connection with a change in control. With the retirement of Mr. Pouncey, we only have one remaining change in control agreement with our Chief Financial Officer, Mr. Foshee.

General Compensation Policies

To reward both short- and long-term performance in the compensation program and in furtherance of our compensation objectives noted above, our executive officer compensation philosophy includes the following principles:

Compensation should be related to performance. The compensation committee believes that a significant portion of an executive officer’s compensation should be tied not only to individual performance, but also the company’s performance measured against both financial and non-financial goals and objectives.

Incentive compensation should represent a portion of an executive officer’s total compensation. The compensation committee is committed to providing competitive compensation that reflects our performance and that of the individual officer or employee.

Compensation levels should be competitive. The compensation committee reviews available data to ensure that our compensation is competitive with that provided by other comparable companies. The compensation committee believes that competitive compensation enhances our ability to attract and retain executive officers. As discussed above, our compensation committee retained a compensation consultant during the 2020 fiscal year to complete a deep review of our compensation structure in order to ensure that our compensation remains competitive. Following completion of this review, our compensation committee approved a peer group for compensation purposes and utilized said peer group to determine compensation levels for 2021.

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Incentive compensation should balance short-term and long-term performance. The compensation committee seeks to achieve a balance between encouraging strong short-term annual results and ensuring our long-term viability and success. To reinforce the importance of balancing these perspectives, executive officers generally will be provided both short- and long-term incentives. The compensation committee historically has not made automatic equity grants each fiscal year, preferring instead to utilize such grants on an as-needed basis to provide additional long-term incentives. Such long-term equity incentives historically have not vested immediately, but rather require the officers and directors who receive such grants to earn them over a period of years with the company. As a result of the review of compensation competitiveness by McLagan, the compensation committee has adopted short-term and long-term compensation plans for its executives in 2021.

The compensation committee does not use a specific formula to determine the amount allocated to each element of compensation. Instead, the compensation committee analyzes the total compensation paid to each executive and makes individual compensation decisions as to the mixture between base salary, annual short-term cash incentives and equity-based incentives. To date, in determining the amount or mixture of compensation to be paid to any executive, the compensation committee has not considered any severance payment to be paid under an employment agreement or change in control agreement or any equity-based incentives previously awarded. The limited use of equity as compensation has been based, in large part, on high levels of stock ownership by the company’s executive officers. Using the market price and the number of shares of common stock beneficially owned as of December 31, 2020, our Chief Executive Officer held common stock valued at over 55 times his annual base salary, and each of our other named executive officers, with the exception of Mr. Abbott, held common stock valued at over 40 times his annual base salary.

For fiscal year 2020, an average of 45.5% of our named executive officers’ compensation was in annual short-term cash incentives which, as described below, are largely performance-based awards; however, we have reported these short-term cash incentives as bonus payments due to the flexibility retained by our compensation committee in determining final award amounts. Only Messrs. Broughton and Abbott received equity-based incentives during the 2020 fiscal year, with Mr. Broughton’s award made in connection with his board service. The following table illustrates the percentage of each named executive officer’s total compensation, as reported in the “Summary Compensation Table” below, related to base salary, annual short-term cash incentives and long-term equity-based incentives:

	Percentage of Total Compensation (Fiscal Year 2020)(1)
Named Executive Officer	Annual Base Salary	Annual Short Term Cash Incentives	Equity- Based Incentives	Perquisites and Benefits

Thomas A. Broughton III, Principal Executive Officer (“PEO”)	33.6%	60.1%	1.3%	5%
William M. Foshee, Principal Financial Officer (“PFO”)	55.9%	38.2%	-%	5.9%
Clarence C. Pouncey III	59.4%	35.7%	-%	4.9%
Rodney E. Rushing	56.2%	38.2%	-%	5.6%
Henry F. Abbott	58.4%	18%	15%	8.7%

(1)	Total percentages may not equal 100% due to rounding.

Chief Executive Officer Compensation

The compensation of Thomas A. Broughton III, our President and Chief Executive Officer, is discussed throughout the following paragraphs. The compensation committee establishes Mr. Broughton’s compensation package each year with the intent of providing compensation designed to retain Mr. Broughton’s services and motivate him to perform to the best of his abilities. Mr. Broughton’s 2020 base salary and incentive compensation reflect the compensation committee’s and our board’s determination of the total compensation package necessary to meet this objective.

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Annual Base Salary

The compensation committee endeavors to establish base salary levels for executives that are consistent and competitive with those provided for similarly situated executives of other similar financial institutions, taking into account each executive’s areas and level of responsibility.

For the year ended December 31, 2020, the compensation committee elected not to increase the base salaries of our named executive officers from 2019 levels, and all base salaries remained the same for the 2020 fiscal year.

None of our named executive officers have employment agreements, although two of our named executive officers have change in control agreements. Following Mr. Pouncey’s retirement, only Mr. Foshee continues to have a change in control agreement. See “Potential Payments Upon Termination or Change in Control” below for a more detailed discussion.

Annual Short-Term Cash Incentive Compensation

For the year ended December 31, 2020, the compensation committee relied on various performance measurements for determining executive officer cash incentive compensation for the named executive officers which included, among other factors, our net income, loan growth and asset quality. Each of the performance measurements was applied and determined at the discretion of the compensation committee. The potential award level for Mr. Broughton is purely discretionary, but the potential cash award level for each of our other named executive officers is generally limited to 30% of their respective base salaries for meeting threshold goals and 50% of their respective base salaries for meeting performance targets. The compensation committee also has discretionary authority to establish “stretch” performance goals for individual officers, potentially allowing for cash incentive compensation in excess of 50% of an officer’s base salary. In 2020, the committee established such “stretch” goals for Messrs. Foshee, Pouncey and Rushing, meaning that each such officer had the opportunity to earn cash incentive compensation of 60% or more of their respective base salaries. Mr. Abbott has “stretch” performance goals that would potentially allow for cash incentive compensation of 30% of his base salary. We do not have any contractual obligations to provide the opportunity to earn specified levels of cash incentive compensation or to limit cash incentive compensation to a specified percentage, and thus such determination is entirely within the discretion of the compensation committee. The compensation committee makes a determination of awards based on the information available to it at the time the award is made. As discussed in more detail in “Corporate Governance—Other Governance Practices—Incentive Compensation Clawback Policy,” our board adopted a Clawback Policy to recover awards or payments if the relevant company performance measures upon which they are based are restated in a manner that would reduce the size of an award or payment.

Although the achievement of any of the specific and objective numerical targets set by the compensation committee does not alone ensure an incentive compensation award, the compensation committee believed that, based upon our overall performance and the specific individual performance levels of our named executive officers, it was appropriate to provide significant cash incentive bonuses to all of our named executive officers for 2020. Given our performance for the 2020 fiscal year and, in particular, our executives’ exceptional performance in managing our business through the pandemic, our compensation committee made the determination to exceed the stretch goal percentage for each of Messrs. Pouncey, Foshee, Rushing and Abbott. Mr. Broughton’s incentive award was purely discretionary by our compensation committee. As a result of the review of the competitiveness of our compensation practices by McLagan, the compensation committee adopted a structured annual incentive plan with defined goals and award opportunities for each of our executive officers, including our chief executive officer, for the 2021 performance period.

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The table below details, for each named executive officer, the range of cash incentive compensation each was eligible to earn (expressed as a percentage of base salary), cash incentive compensation paid as a percentage of base salary and cash incentive compensation paid for 2020 performance.

Name	2020 Incentive Range (%)	2020 Incentive as a Percentage of Base Salary (%)	2020 Incentive Paid ($)
Thomas A. Broughton III	None	178.67%	$938,000
William M. Foshee	30-60%	68.33%	205,000
Clarence C. Pouncey III	30-60%	60.12%	202,000
Rodney E. Rushing	30-60%	67.89%	222,000
Henry F. Abbott	20-30%	30.77%	60,000

Equity-Based Incentive Compensation

In general, we have granted stock options to our executive officers only in connection with their initial hiring, but with vesting schedules designed to enhance their retention and align their interests with those of our stockholders. These stock options generally vest within seven years from their date of grant, with many grants not beginning to vest until three years following their date of grant. However, in recognition of the contributions made by our Chief Executive Officer, Mr. Broughton has received both stock options and restricted stock awards from time to time, and is eligible to receive awards in connection with his service on our board. Mr. Broughton received a board-related grant of 655 shares of restricted stock in 2020 which vests on the one year anniversary of grant. However, beginning in 2021, Mr. Broughton will no longer receive additional compensation for his board service. Mr. Abbott received an incentive grant of 1,527 shares of restricted stock in 2020 which vests on the third anniversary of the date of grant. See “Executive Compensation — Outstanding Equity Awards at Fiscal Year-End” for a detailed description of the vesting schedules of each of the options and restricted stock awards granted to the named executive officers that were outstanding at December 31, 2020.

Our Stock Incentive Plans allow for the accelerated vesting of equity awards in the event of a change in control. In general, under these Plans a “change in control” means a reorganization, merger or consolidation of the company or the bank with or into another entity where our stockholders before the transaction own less than 50% of our combined voting power after the transaction, a sale of all or substantially all of our assets or a purchase of more than 50% of the combined voting power of our outstanding capital stock in a single transaction or a series of related transactions by one “person” (as that term is used in Section 13(d) of the Exchange Act) or more than one person acting in concert.

Change in Compensation Structure for 2021

Following the review of our compensation structure conducted by McLagan, the committee’s independent compensation consultant, our compensation committee made some initial changes to our compensation structure for fiscal 2021. The changes are designed to (1) ensure that the mix of pay elements reflects current market practice; (2) move executive pay levels closer to the market median, as compared to pay levels at peer companies; and (3) emphasize performance-based and at-risk pay elements, thus increasing the degree of alignment between executive pay and stockholder interests. Additionally, with the retirement of Mr. Pouncey, the compensation committee and the board named Mr. Rushing as the new Chief Operating Officer. As a result of these changes, Mr. Broughton will no longer receive separate compensation (including equity grants) for his service as a director. Changes to our executive compensation structure include three distinct elements:

Annual Base Salary. Each of our named executive officers received an increase in their base salaries, effective as of their work anniversary date. The base salaries of our named executive officers were below peer group median and the increases below are the initial steps to align the salaries of our named executives with competitive market levels.

Named Executive Officer	2020 Annual Base Salary	2021 Annual Base Salary

Thomas A. Broughton III, Principal Executive Officer (“PEO”)	$525,000	$675,000
William M. Foshee, Principal Financial Officer (“PFO”)	300,000	340,000
Rodney E. Rushing	327,000	375,000
Henry F. Abbott	195,000	225,000

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Annual Incentive Compensation. Our board and compensation committee adopted an annual incentive plan which will be administered by the committee. The annual incentive plan provides a framework for annual or short-term cash incentive award opportunities for our executive officers and key employees. Prior to or shortly after the beginning of each performance period, our compensation committee will establish the specific performance goals and designate each participant’s target award under the plan.

For 2021, each of our named executive officers has been named as a participant in the annual incentive plan, with target awards approved by the committee as follows:

Named Executive Officer	Target Award (as a % of base salary)	Target Award ($)

Thomas A. Broughton III, Principal Executive Officer (“PEO”)	105%	$708,750
William M. Foshee, Principal Financial Officer (“PFO”)	50%	187,500
Rodney E. Rushing	50%	170,000
Henry F. Abbott	50%	112,500

Payouts under the annual incentive plan will range between 0-150% of the executive’s target award, depending on our achievement of the selected performance criteria. If the threshold targets are achieved, 50% of the target award would be earned while 150% of the target award would be earned if the maximum performance levels are met or exceeded. Results that fall between two performance levels (threshold and target or target and maximum) will be pro-rated, while no payout will be earned if results fall below the established thresholds.

Long-Term Incentive Compensation. As part of the 2021 changes to our compensation structure, our committee intends to make awards of long-term incentives to our named executive officers annually, with those awards consisting of a mix of time- and performance-based components. For fiscal 2021, our committee granted the following time-based and performance-based awards:

Named Executive Officer	Time-based Restricted Stock (#)	Target Performance Share Units (#)	Total Target Award Value ($)

Thomas A. Broughton III, Principal Executive Officer (“PEO”)	8,267	8,267	$709,000
William M. Foshee, Principal Financial Officer (“PFO”)	1,983	1,983	188,000
Rodney E. Rushing	2,187	2,187	170,000

The time-based restricted stock will vest one-third per year on the first three anniversaries of the grant date, provided that the executive remains employed through the applicable vesting date. The performance shares represent the opportunity to earn shares of our common stock after a three-year period, subject to the executive’s continued employment through the end of the performance period. The actual number of shares earned under the performance share units will range between 0-150%, depending on the total stockholder return (TSR) of our company over the three-year performance period ranked relative to the TSR of certain peer companies over the same period. Given his 2020 grant, Mr. Abbott did not receive a grant for 2021, but will be eligible to receive a long-term incentive award in future periods.

Severance and Change in Control

We do not have an employment or other agreement with Messrs. Broughton, Rushing or Abbott that would require us to pay them severance payments upon termination of employment. We have entered into change in control agreements with Mr. Foshee and Mr. Pouncey. Mr. Pouncey’s agreement terminated upon his retirement. See “Executive Compensation — Potential Payments Upon Termination or Change in Control” for more information.

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Key Compensation Policies and Supplemental Information

Robust Clawback Policy: In the event the company is required to restate financial results, the compensation committee may adjust future compensation, cancel outstanding stock or performance-based awards, or seek recoupment of previous awards from company officers.

Significant Executive Investment in Company Stock: Long-term stock ownership is deeply engrained in our culture, and it reflects our board’s strong commitment to the company’s success. For more information, see “Corporate Governance—Other Governance Practices—Stock Ownership of Board and Executives.”

Restrictions on Hedging or Pledging Company Stock: Executive officers and directors of the company are not permitted to use options, contracts or other arrangements to hedge their holdings of company stock. They also are prohibited from pledging company stock as security for loans without approval from our Insider Trading Compliance Officer.

Compensation Committee Report

The compensation committee of the board of directors of ServisFirst Bancshares, Inc. has reviewed and discussed the Compensation Discussion and Analysis for the company for the year ended December 31, 2020 with management. In reliance on the reviews and discussions with management, the compensation committee recommended to the board of directors, and the board of directors has approved, that the Compensation Discussion and Analysis be included in the required company filings with the SEC, including the Proxy Statement for the 2021 Annual Meeting of Stockholders.

The Compensation Committee Report shall not be deemed incorporated by reference in any document previously or subsequently filed with the SEC that incorporates by reference all or any portion of this Proxy Statement.

Submitted by the Compensation Committee:

Hatton C.V. Smith, Chairman

J. Richard Cashio
James J. Filler

Christopher J. Mettler

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Summary Compensation Table

The following table sets forth the aggregate compensation paid by us or the bank to our named executive officers:

Name and Principal Position Held (a)	Year (b)	Salary (c)	Bonus (d)	Stock Awards (e)	Option Awards (f)	Non-Equity Incentive Plan Comp (g)	Change in Pension Value and Non- Qualified Deferred Compensation Earnings (h)	All Other Compensation (i)		Total (j)
		($)	($)	($)	($)	($)	($)	($)		($)
Thomas A. Broughton III	2020	525,000	938,000	20,022 (1)	-	-	-	77,604	(2)	1,560,626
President and Chief	2019	525,000	575,000	20,022	-	-	-	77,541		1,197,563
Executive Officer	2018	475,000	775,000	-	-	-	-	62,366		1,312,366

Clarence C. Pouncey III	2020	336,000	202,000	-	-	-	-	27,800	(3)	565,800
EVP and Chief	2019	336,000	140,000	-	-	-	-	27,968		503,968
Operating Officer	2018	312,000	188,000	-	-	-	-	27,793		527,793

William M. Foshee	2020	300,000	205,000	-	-	-	-	31,702	(4)	536,702
EVP and Chief	2019	300,000	125,000	-	-	-	-	30,842		455,842
Financial Officer	2018	280,000	168,000	-	-	-	-	30,835		478,835

Rodney E. Rushing	2020	327,000	222,000	-	-	-	-	32,827	(5)	581,827
EVP and Executive for	2019	327,000	132,000	-	-	-	-	32,690		491,690
Correspondent Banking	2018	297,000	179,000					32,719		508,719

Henry F. Abbott	2020	195,000	60,000	50,009 (6)	-	-	-	29,124	(7)	334,133
SVP and Chief Credit	2019	195,000	40,000	-	-	-	-	27,256		262,256
Officer	2018	175,000	37,406	24,726	-	-	-	24,305		261,437

___________________

(1)	Represents the grant date fair value of the grants of restricted stock under our 2009 Amended and Restated Stock Incentive Plan in accordance with FASB ASC Topic 718 of awards made during 2020. A grant of 655 shares of restricted stock was made to Mr. Broughton on April 23, 2020 and was based on a grant date fair value of $30.58 per share, the closing price of our common stock on the date of grant, with a total fair value of $20,022. Please refer to Note 13 (Employee and Director Benefits) in our 2020 Annual Report on Form 10-K for a discussion of the assumptions used to calculate this amount.
(2)	All Other Compensation for 2020 includes car allowance ($9,000), director’s fees ($37,200), country club allowance ($8,180), healthcare premiums ($9,280), matching contributions to 401(k) plan ($11,400), group life and long-term disability insurance premiums ($1,362) and imputed income in connection with an endorsement split-dollar agreement ($1,182). Mr. Broughton’s spouse travels with him on business trips using the company aircraft from time to time. The company has determined that Mrs. Broughton’s travel results in no additional incremental cost to the company.
(3)	All Other Compensation for 2020 includes car allowance ($9,000), country club allowance ($8,158), group life and long-term disability insurance premiums ($1,362) and healthcare premiums ($9,280).
(4)	All Other Compensation for 2020 includes car allowance ($9,000), matching contributions to 401(k) plan ($11,400), healthcare premiums ($9,280), group life and long-term disability insurance premiums ($1,362) and imputed income in connection with an endorsement split-dollar agreement ($660).
(5)	All Other Compensation for 2020 includes car allowance ($9,000), healthcare premiums ($9,280), matching contributions to 401(k) plan ($11,400), group life and long-term disability insurance premiums ($1,362), club dues ($1,680) and imputed income from an endorsement split-dollar agreement ($497).
(6)	Represents the grant date fair value of the grants of restricted stock under our 2009 Amended and Restated Stock Incentive Plan in accordance with FASB ASC Topic 718 of awards made during 2020. A grant of 1,527 shares of restricted stock was made to Mr. Abbott on May 18, 2020 and was based on a grant date fair value of $32.75 per share, the closing price of our common stock on the date of grant, with a total fair value of $50,009. Please refer to Note 13 (Employee and Director Benefits) in our 2020 Annual Report on Form 10-K for a discussion of the assumptions used to calculate this amount.
(7)	All Other Compensation for 2020 includes car allowance ($5,400), healthcare premiums ($10,431), matching contributions to 401(k) plan ($9,716), group life and long-term disability insurance premiums ($1,057) and club dues ($2,520).

Grants of Plan-Based Awards for Fiscal 2020

The table below sets forth information regarding grants of plan-based awards made to our named executive officers during 2020.

Name (a)	Grant Date (b)	All Other Stock Awards: Number of Shares of Stock or Units (#) (i)	All Other Option Awards: Number of Securities Underlying Options (#) (j)	Exercise or Base Price of Option Awards ($/Sh) (k)	Grant Date Fair Value of Stock and Option Awards ($) (j)
Thomas A. Broughton III (PEO)	4/23/2020	655	-	-	$20,022
William M. Foshee (PFO)	-	-	-	-	-
Clarence C. Pouncey III	-	-	-	-	-
Rodney E. Rushing	-	-	-	-	-
Henry F. Abbott	5/18/2020	1,527	-	-	50,009

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Outstanding Equity Awards at 2020 Fiscal Year-End

The below table details all outstanding equity awards as of December 31, 2020. All equity awards identified below were granted under our 2009 Amended and Restated Stock Incentive Plan.

	Option Awards					Stock Awards
Name (a)	Number of securities underlying unexercised options (#) Exercisable (b)	Number of Securities underlying unexercised options (#) Unexercisable (c)	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#) (d)	Option exercise price ($) (e)	Option expiration date (f)	Number of Shares or Units of Stock That Have Not Vested (#) (g)	Market Value of Shares or Units of Stock That Have Not Vested ($) (h)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#) (i)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($) (j)
Thomas A. Broughton III (CEO) (1)	-	-	-	$-		655	26,390	-	-
William M. Foshee (CFO)	-	-	-	-	-	-	-	-	-
Clarence C. Pouncey III	-	-	-	-	-	-	-	-	-
Rodney E. Rushing (2)	-	15,000	-	$6.915	02/10/2024	-	-	-	-
Henry F. Abbott (3)	-	2,000	-	$19.155	01/25/2026	-	-	-	-
	-	-	-		$-	600	24,174	-	-
					-	1,527	61,523	-	-

___________________

(1)	The award of 655 shares of restricted stock made on April 23, 2020 vests 100% on April 23, 2021. The market value of this restricted stock award is based on $40.29 per share, the closing price of our common stock on December 31, 2020..
(2)	The option to purchase 15,000 shares at $6.915 per share granted to Mr. Rushing on February 10, 2014 vested 100% on February 10, 2021. Share numbers and exercise price reflect 3-for-1 stock split that occurred on July 16, 2014 and 2-for-1 stock split that occurred on December 20, 2016.
(3)	The option to purchase 2,000 shares at $19.155 per share granted to Mr. Abbott on January 26, 2016 vested 100% on January 26, 2021. The award of 600 shares of restricted stock made to Mr. Abbott on February 20, 2018 vests 100% on February 20, 2023. The award of 1,527 shares made to Mr. Abbott on May 18, 2020 vests 100% on May 18, 2023. Share numbers and exercise price reflect 3-for-1 stock split that occurred on July 16, 2014 and 2-for-1 stock split that occurred on December 20, 2016. The market value of this restricted stock award is based on $40.29 per share, the closing price of our common stock on December 31, 2020.

Option Exercises and Stock Vested for Fiscal 2020

The following table sets forth information regarding option exercises by and restricted stock vesting for our named executive officers during 2020:

	Option Awards		Stock Awards
Name (a)	Number of Shares Acquired on Exercise (#) (b)	Value Realized on Exercise ($) (c)	Number of Shares Acquired on Vesting (#) (d)	Value Realized on Vesting ($) (e)

Thomas A. Broughton III(1)	20,000	$403,600	579	$15,488
William M. Foshee	-	-	-	-
Clarence C. Pouncey III	-	-	-	-
Rodney E. Rushing	-	-	-	-
Henry F. Abbott	-	-	-	-

___________________

(1)	Mr. Broughton exercised options for 10,000 shares at a price of $15.085 per share, for 5,000 shares at a price of $15.085 per share and for 5,000 shares at a price of $15,085 per share. Based upon a value of $36.75 per share, the closing price of the company’s common stock on the date of exercise of 10,000 shares, the value realized by Mr. Broughton on the exercise of such options was $216,650. Based upon a value of $34.55, the closing price of the company’s common stock on the date of exercise of 5,000 shares, the value realized by Mr. Broughton on the exercise of such options was $97,325. Based upon a value of $33.01 per share, the closing price of the company’s common stock on the date of exercise of 5,000 shares, the value realized by Mr. Broughton on the exercise of such options was $89,625. On April 16, 2020, 579 shares of restricted stock vested. Based on a value of $26.75 per share, the closing price of the company’s common stock on the vesting date, the value realized by Mr. Broughton was $15,488.

SERVISFIRST BANCSHARES, INC. – Notice of 2021 Annual Meeting of Stockholders and Proxy Statement	24

Pension Benefits

The company does not maintain any benefit plan that provides for payments or other benefits at, following or in connection with retirement, other than the company’s 401(k) plan.

Nonqualified Deferred Compensation Plans

The company does not maintain any defined contribution or other plans that provide for the deferral of compensation on a basis that is not tax-qualified.

Chief Executive Officer Pay Ratio

Rules adopted by the SEC following passage of the Dodd-Frank Wall Street Reform and Consumer Protection Act require us to provide a reasonable estimate of the ratio of the annual total compensation of our Chief Executive Officer to the median annual total compensation of our employees. In order to retain comparability, we re-identified our median employee using the same methodologies and assumptions used in identifying the median employee in 2017 and 2019, by comparing all salary, matching contributions to our 401(k) plan, annual incentive compensation, long-term incentive awards vested in 2020 and our payment of insurance premiums and provision of other perquisites, as reported to the Internal Revenue Service on Form W-2 for 2020 for all of our employees (excluding our Chief Executive Officer) as of December 31, 2020. As further detailed in the paragraphs and Summary Compensation Table below, Mr. Broughton’s total annual compensation in fiscal 2020 was $1,560,626. The company has determined that the median annual compensation for all company employees, excluding Mr. Broughton, as of the same date was approximately $77,021. Accordingly, we believe that the ratio of the annual total compensation of Mr. Broughton, our Chief Executive Officer, to the median of the annual total compensation of all our employees in 2020 was 20.26 to 1.

Effect of Compensation Policies and Practices on Risk Management and Risk-Taking Incentives

There is inherent risk in the business of banking. However, we do not believe that any of our compensation policies and practices provide incentives to our employees to take risks that are reasonably likely to have a material adverse effect on us. We believe that our compensation policies and practices are consistent with those of similar bank holding companies and their banking subsidiaries and are intended to encourage and reward performance that is consistent with sound practice in the industry.

Potential Payments Upon Termination or Change in Control

Change in Control Agreements

We have two change in control severance agreements with named executive officers, William M. Foshee and Clarence C. Pouncey III. Each of these change in control agreements was originally entered into with the bank in 2005, but each has been amended and restated to apply to a change in control of the company as well as the bank. Mr. Pouncey’s change in control severance agreement terminated upon his retirement effective December 31, 2020.

Messrs. Foshee and Pouncey’s agreements generally provide for a lump sum payment (equal to two times annual base salary for Mr. Foshee and one times annual base salary for Mr. Pouncey) in the event of the termination of their respective employment by the bank or the company, other than for “cause” or upon death, disability or attainment of normal retirement date, or by the employee in certain specific instances, in each case if such termination occurs within 24 months after a change in control. These agreements are not employment agreements and do not guarantee employment for any term or period; they only apply if a change in control occurs. The size of each benefit was set through arm’s-length negotiations with each individual upon his employment and consistent with general industry standards. Each of these agreements was approved by the board of directors of the bank and the company.

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The term “change in control” is defined in these change in control agreements as any of the following events:

•	a merger, consolidation or other corporate reorganization (other than a holding company reorganization) involving either the company or the bank in which we do not survive, or if we survive, our stockholders before such transaction do not own more than 50% of, respectively, (i) the common stock of the surviving entity, and (ii) the combined voting power of any other outstanding securities entitled to vote on the election of directors of the surviving entity;

•	the acquisition, other than from us, by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act) of beneficial ownership of 50% or more of either the then outstanding shares of our common stock or the combined voting power of our then outstanding voting securities entitled to vote generally in the election of directors; provided, however, that neither of the following shall constitute a change in control: (i) any acquisition by us, by any of our subsidiaries, or by any employee benefit plan (or related trust) of us or our subsidiaries, or (ii) any acquisition by any corporation, entity, or group, if, following such acquisition, more than 50% of the then-outstanding voting rights of such corporation, entity or group are owned, directly or indirectly, by all or substantially all of the persons who were the owners of our common stock immediately prior to such acquisition;

•	individuals who, as of the effective date of the change in control agreement, constituted our board of directors cease for any reason to constitute at least a majority of our board of directors, except as otherwise provided in the agreement; or

•	approval by our stockholders of: (i) our or the bank’s complete liquidation or dissolution, or (ii) the sale or other disposition of all or substantially all our assets, other than to an entity with respect to which immediately following such sale or other disposition, more than 50% of, respectively, the then-outstanding shares of common stock of such corporation and the combined voting power of the then-outstanding voting securities of such corporation entitled to vote generally in the election of directors, is then beneficially owned, directly or indirectly, by all or substantially all of the individuals and entities who were the beneficial owners, respectively, of our outstanding common stock and our outstanding voting securities immediately prior to such sale or other disposition, in substantially the same proportions as their ownership, immediately prior to such sale or disposition, of our outstanding common stock and our outstanding securities, as the case may be.

Notwithstanding the foregoing, if Section 409A of the Internal Revenue Code would apply to any payment or right arising under the change in control agreements as a result of a change in control as described above, then with respect to such right or payment the only events that would constitute a change in control will be deemed to be those events that would constitute a change in the ownership or effective control of the company, or in the ownership of a substantial portion of the assets of the company in accordance with Section 409A.

The change in control payments are due in the event that we terminate Mr. Foshee or Mr. Pouncey without “cause” (as defined in the change in control agreement) any time within two years after a change in control. In addition, the change in control payment is triggered in the event that Mr. Foshee or Mr. Pouncey terminates his employment any time within two years after a change in control for any of the following reasons: (i) he is assigned to duties or responsibilities that are materially inconsistent with his position, duties, responsibilities or status immediately preceding such change in control, or a change in his reporting responsibilities or titles in effect at such time resulting in a reduction of his responsibilities or position; (ii) the reduction of his base salary or, to the extent such has been established by the board of directors or its compensation committee, target bonus (including any deferred portions thereof) or substantial reduction in his level of benefits or supplemental compensation from those in effect immediately preceding such change in control; or (iii) his transfer to a location requiring a change in residence or a material increase in the amount of travel normally required of him in connection with his employment.

In addition to the cash payments set forth in the change in control agreements, any stock options and restricted stock awards granted to the affected employee will immediately vest upon a change in control.

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Endorsement Split-Dollar Agreements

On November 9, 2020, the bank entered into endorsement split dollar agreements with each of Messrs. Broughton, Foshee and Rushing. The agreements provide the executives with death benefits funded through bank-owned life insurance policies. The bank solely owns all of the rights, title, and interest in the life insurance policy and will control all rights of ownership with respect to the policy including, without limitation, the right to withdraw the cash value of such policy. The agreements provide Mr. Broughton with a $3,000,000 death benefit endorsement, and each of Messrs. Foshee and Rushing with a $1,500,000 death benefit endorsement. The amounts of the bank-owned life insurance policies are sufficient to fund both the death benefit endorsement to the executives’ beneficiaries and a complete return of all premiums paid on the policies to the bank. The executives’ beneficiaries designated in accordance with the terms of the agreements are entitled to the endorsed death benefit amount from the proceeds of the insurance policies, provided each such executive remains employed by the bank through the earlier of (1) such executive’s date of death or (2) the second anniversary of the effective date of the agreements; provided, however, if such executive terminates employment, other than due to death, during the period between the first and second anniversaries of the effective date, such executive’s beneficiaries shall be entitled to fifty percent (50%) of the endorsed death benefit amount.

The agreements will terminate immediately upon the first to occur of the following: (1) payment of the endorsed death benefit in accordance with the terms of the agreements; or (2) termination of an executive’s employment for any reason, other than death, prior to the first anniversary of the effective date.

Estimated Payments upon a Termination or Change in Control

Under the change in control agreements, Mr. Foshee is entitled to a change in control payment equal to two times his annual base salary at the time of the change in control and Mr. Pouncey is entitled to a change in control payment equal to one times his annual base salary at the time of the change in control. Assuming that we had a change in control as of December 31, 2020, as defined in both the change in control agreements above, and assuming further that each of the requisite triggering events had occurred as of such date, we estimate that the following officers would receive the following benefits in a lump sum payment within 30 days of their respective termination:

	Pouncey	Foshee
Cash Payment	$336,000	$600,000

Furthermore, assuming we had a change in control as of December 31, 2020, as defined in either of our stock incentive plans, and further assuming that the value of the stock as of that date was $40.29 per share (the closing price on such date), then each of the named executive officers would become immediately vested in their unvested stock options as of such date. The following table contains a schedule of unvested stock options that would vest upon a change in control and the value of such unvested options based upon the difference between $40.29 per share and their respective exercise prices per share:

Name	Shares Represented by Unvested Options (#)	Value of Unvested Options ($)
Broughton	-	-
Pouncey	-	-
Foshee	-	-
Rushing	15,000	$500,625
Abbott	2,000	$ 42,270

Additionally, in the event Mr. Broughton’s or Mr. Abbott’s employment was terminated as of December 31, 2020 due to a change in control, all unvested shares of restricted stock held by Mr. Broughton or Mr. Abbott would become immediately vested. Mr. Broughton held 655 shares of restricted stock as of December 31, 2020, with a value of $26,390 as of such date. Mr. Abbott held 2,127 shares of restricted stock as of December 31, 2020, with a value of $85,697 as of such date.

Under the endorsement split dollar agreements, assuming each of Messrs. Broughton, Foshee and Rushing died on or about December 31, 2020, none of the beneficiaries of Messrs. Broughton, Foshee or Rushing would be entitled to any endorsement death benefit under the terms of said agreements.

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PROPOSAL 3: RATIFY APPOINTMENT OF THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Independent Registered Public Accounting Firm Fees

Subject to the ratification by our stockholders, our board of directors intends to engage Dixon Hughes Goodman LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2021.

The submission of this matter for ratification by stockholders is not legally required; however, our board of directors believes that such submission is consistent with best practices in corporate governance and affords stockholders an opportunity to provide direct feedback to the directors on an important issue of corporate governance. A majority of the total votes cast at the Annual Meeting, either in person or by proxy, will be required for the ratification of the appointment of the independent registered public accounting firm. If our stockholders do not ratify the selection of Dixon Hughes Goodman LLP, the appointment of the independent registered public accounting firm will be reconsidered by the Audit Committee and the board of directors.

The Board of Directors Unanimously Recommends a Vote “FOR” the Ratification of Dixon Hughes Goodman LLP as our Independent Registered Public Accounting Firm for the Year Ending December 31, 2021.

Independent Registered Public Accounting Firm

Our consolidated balance sheet as of December 31, 2020, and the related consolidated statements of income, comprehensive income, stockholders’ equity and cash flows for the year ended December 31, 2020 have been audited by Dixon Hughes Goodman LLP, our independent registered public accounting firm, as stated in their report appearing in our 2020 Annual Report on Form 10-K. Dixon Hughes Goodman LLP was initially engaged as our independent registered public accounting firm on June 18, 2014. Representatives of Dixon Hughes Goodman LLP are expected to be in attendance at our Annual Meeting, will have the opportunity to make a statement if they desire to do so, and are expected to be available to respond to appropriate questions.

Audit and Non-Audit Services Pre-Approval Policy

The audit committee’s charter provides that the audit committee must pre-approve services to be performed by our independent registered public accounting firm. In accordance with that requirement, the audit committee pre-approved the engagement of Dixon Hughes Goodman LLP pursuant to which it provided the audit and audit-related services described below for the fiscal year ended December 31, 2020. One hundred percent of the fees set forth below were pre-approved by the audit committee.

Dixon Hughes Goodman LLP

	2020		2019
(1) Audit fees	$548,040	(1)	$545,700	(1)
(2) Audit-related fees	$64,700	(2)	$62,000	(2)
(3) Tax fees	$36,000	(3)	$35,000	(3)
(4) All other fees	$11,825	(4)	$4,400	(4)

___________________

(1)	Consists of fees incurred in connection with the audit of the company’s financial statements, the review of quarterly financial statements, and SEC filings.

(2)	Consists of fees incurred in connection with the audit of the company’s FHA lending program, 401(k) plan, real estate investment trusts and certain Tennessee public fund pledging.

(3)	Consists of fees incurred in connection with tax return filings for the year ended December 31, 2020 and 2019, respectively.

(4)	In 2020, consists of fees incurred in connection with research and consultation relating to adoption of new accounting pronouncements, CARES Act implementation, and accounting for PPP loans and executive benefits. In 2019, consists of fees incurred in connection with accounting for payment resulting from the termination of a loan guarantee program operated by the State of Alabama and certain community investment tax credits offered by the State of Tennessee.

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Audit Committee Report

The audit committee of the board of directors of ServisFirst Bancshares, Inc. has reviewed and discussed the audited consolidated financial statements of the company and its subsidiary, ServisFirst Bank, with management of the company and Dixon Hughes Goodman LLP, independent registered public accountants for the company for the year ended December 31, 2020. Management represented to the audit committee that the company’s audited consolidated financial statements were prepared in accordance with U.S. generally accepted accounting principles.

The audit committee has discussed with Dixon Hughes Goodman LLP the matters required to be discussed by the applicable requirements of the PCAOB and the SEC. The audit committee has received the written disclosures and confirming letter from Dixon Hughes Goodman LLP required by Independence Standards Board Standard No. 1, “Independence Discussions with Audit Committees,” and, in compliance with PCAOB Rule 3520, has discussed with Dixon Hughes Goodman LLP their independence from the company.

Based on these reviews and discussions with management of the company and Dixon Hughes Goodman LLP referred to above, the audit committee has recommended to our board of directors that the audited consolidated financial statements of the company and its subsidiaries for the fiscal year ended December 31, 2020 be included in the company’s Annual Report on Form 10-K for the year ended December 31, 2020.

This Audit Committee Report shall not be deemed incorporated by reference in any document previously or subsequently filed with the SEC that incorporates by reference all or any portion of this Proxy Statement.

Submitted by the Audit Committee:

Irma L. Tuder, Chairwoman
J. Richard Cashio
Michael D. Fuller

SERVISFIRST BANCSHARES, INC. – Notice of 2021 Annual Meeting of Stockholders and Proxy Statement	29

GENERAL INFORMATION

Other Business

As of the date of this Proxy Statement, the board of directors does not know of any other business to be presented for consideration or action at the Annual Meeting, other than that stated in the notice of the Annual Meeting. If other matters properly come before the Annual Meeting, the persons named in the accompanying form of proxy will vote thereon in their best judgment.

Questions and Answers About the 2021 Annual Meeting and Voting

What is a proxy?

It is your legal designation of another person to vote the stock you own. The person so designated is called a proxy. If you designate someone as your proxy in a written document, that document is called a proxy or a proxy card. We have designated Thomas A. Broughton III and William M. Foshee (the “management proxies”) as proxies for the 2021 Annual Meeting of Stockholders.

What are the purposes of the Annual Meeting?

At the Annual Meeting, stockholders will vote on: (1) the election of seven directors; (2) an advisory vote on our executive compensation; (3) the ratification of Dixon Hughes Goodman LLP as our independent public accounting firm for the year ending December 31, 2021; and (4) such other business as may properly come before the Annual Meeting. Our board of directors is not aware of any matters that will be brought before the Annual Meeting, other than procedural matters, that are not listed above. However, if any other matters properly come before the Annual Meeting, the individuals named on the proxy card, or their substitutes, will be authorized to vote on those matters in their own judgment.

How do I receive a printed copy of proxy materials?

To request a printed copy of the proxy materials, please call 1-866-641-4276, visit www.investorvote.com/SFBS or email investorvote@computershare.com with “Proxy Materials ServisFirst Bancshares, Inc.” in the subject line. To make your request, you will need the 15-digit control number printed on your Notice of Internet Availability of Proxy Materials or proxy card.

How may I attend the Annual Meeting virtually?

To access the Annual Meeting virtually, please click the virtual meeting link: www.meetingcenter.io/288623911. There are two options when logging in to the virtual meeting: Join as a “Guest” or Join as a “Stockholder”. When joining a “Stockholder” a control number and password will be required. The password for the meeting is SFBS2021.

Anyone may attend the virtual shareholder meeting as a guest, but will not have the option to vote shares during the meeting or ask questions.

You may vote during the Annual Meeting when attending virtually by providing their control number and following instructions available on the virtual meeting website during the meeting. For registered stockholders, the control number can be found on the proxy card or notice. If shares of common stock are held through an intermediary, such as a bank or broker, you must register in advance to attend the Annual Meeting virtually as a stockholder. For instructions on how to register to attend and vote virtually when you hold your shares in a brokerage account or in your broker’s or another nominee’s name, see “How do I vote?” below.

Who is entitled to vote?

Stockholders of record at the close of business on February 22, 2021, the record date for the Annual Meeting, are entitled to receive notice of the Annual Meeting and to vote shares of common stock held as of the record date at the Annual Meeting. As of the record date, 54,099,004 shares of our common stock were outstanding and entitled to vote. Each outstanding share of common stock entitles its holder to cast one vote on each matter to be voted upon. There are no cumulative voting rights.

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How do I vote?

If you hold your shares in a brokerage account in your broker’s or another nominee’s name (held in “street name”), you are a beneficial owner and you should follow the voting directions provided by your broker or nominee:

•	You may complete and mail a voting instruction form to your broker or nominee.

•	If your broker allows, you may submit voting instructions by telephone or the Internet.

•	You may use a mobile device, scanning the QR barcode on your voter instruction form or Notice of Internet Availability of Proxy Materials and following the prompts that appear on your mobile device.

•	You may cast your vote in person at the 2021 Annual Meeting, but you must request a legal proxy from your broker or nominee and bring it to the Annual Meeting.

•

You may cast your vote at the virtual meeting, but you must register in advance to attend the Annual Meeting virtually as a stockholder. To register, you must submit proof of proxy power (legal proxy) reflecting your company stockholdings along with your name and email address to Computershare. Requests for registration must be labeled as “Legal Proxy” and be received no later than 4:00 p.m., Central Time, on April 14, 2021. Registered stockholders will receive an email from Computershare confirming registration.

By mail: Requests for registration should be directed to Computershare at the following address:

Computershare

ServisFirst Bancshares, Inc. Legal Proxy

P.O. Box 43001

Providence, RI 02940-3001

By email:

Forward the broker provided email, or attach an image of the legal proxy, to legalproxy@computershare.com.

If you hold your shares in your own name as a holder of record with our transfer agent, Computershare, you are a “stockholder of record” and may vote using any of the following methods:

•	By going to the website www.investorvote.com/SFBS and following the instructions for Internet voting on the proxy card or Notice of Internet Availability of Proxy Materials that you received in the mail. You will need the 15-digit control number printed therein. You may also access instructions for telephone voting on the website.

•	By using your mobile device to scan the QR barcode on your proxy card or Notice of Internet Availability of Proxy Materials and following the prompts that appear on your mobile device.

•	If you received a printed copy of the proxy materials, by completing and mailing your proxy card in the prepaid return envelope, or if you reside in the United States or Canada, by dialing 1-800-652-8683 and following the instructions for telephone voting provided by the recorded message at that number. You will need your 15-digit control number printed on your proxy card.

•	By casting your vote in person or virtually at the 2021 Annual Meeting. You may vote during the Annual Meeting when attending virtually by providing your control number and following instructions available on the virtual meeting website during the meeting. For registered stockholders, the control number can be found on your proxy card or notice.

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If you invest in our common stock through the company stock fund in the ServisFirst Bank 401(k) Profit Sharing Plan and Trust, you will receive instructions for submitting your voting directions from the 401(k) plan’s administrator, Lincoln Financial. The 401(k) plan’s trustees will vote shares held by the 401(k) plan in accordance with the tabulation. Any shares for which the trustees do not received timely voting directions will be voted by the trustees in proportion to the shares for which directions were actually received. To allow the trustees sufficient time to process voting directions, the voting deadline for 401(k) plan participants is 5:00 p.m., Central Time, on April 16, 2021.

What if I change my mind after I vote my shares?

You can revoke or change your proxy at any time before it is voted at the 2021 Annual Meeting.

If you hold your shares in a brokerage account in your broker’s or another nominee’s name (“street name”), you may revoke or change your vote:

•	Via telephone or Internet, using the voting directions provided by your broker or nominee; or

•	By casting your vote in person at the 2021 Annual Meeting, but you must present a legal proxy at the Annual Meeting.

•	By casting your vote at the virtual meeting, but you must register in advance to attend the Annual Meeting virtually as a stockholder. You can find registration instructions above under “How do I vote?”. Attendance at the virtual meeting will not revoke any proxy you have previously granted unless you specifically so request.

If you are a registered stockholder, you may revoke or change your vote by:

•	Voting by telephone or the Internet, using the voting directions provided on the proxy card or Notice of Internet Availability of Proxy Materials that you received in the mail;

•	Notifying our Secretary, William M. Foshee, in writing;

•	Sending another executed proxy card dated later than the first proxy card; or

•	Voting in person or virtually at the 2021 Annual Meeting. Attendance at the Annual Meeting will not revoke any proxy you have previously granted unless you specifically so request.

If you invest in our common stock through the company stock fund in the ServisFirst Bank 401(k) Profit Sharing Plan and Trust, you may revoke or change your vote by following the instructions provided by the 401(k) plan’s administrator, Lincoln Financial. To allow the trustees sufficient time to process voting directions, the deadline for 401(k) plan participants to revoke or change their voting directions is 5:00 p.m., Central Time, on April 16, 2021.

How many shares must be present to hold the 2021 Annual Meeting?

More than one-half of the Company’s outstanding common stock as of the record date must be represented at the 2021 Annual Meeting in person, virtually or by proxy in order to hold the Annual Meeting. This is called a quorum. We will count your shares as present at the Annual Meeting if you:

•	Are present and vote in person or virtually at the Annual Meeting;

•	Have properly submitted a proxy card or a voter instruction form, or voted by telephone or the Internet on a timely basis; or

•	Hold your shares through a broker or otherwise in street name, and your broker uses its discretionary authority to vote your shares on Proposal Number 3.

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As of the record date, 54,099,004 shares of our common stock, $0.001 par value per share, held by 510 stockholders of record, were issued and outstanding. Proxies received but marked as abstentions will be included in the calculation of the number of shares considered to be present at the Annual Meeting.

How many votes are needed to approve each item?

Directors are elected by a plurality of the votes cast. A “plurality vote” means that the winning candidate only needs to get more votes than a competing candidate. If a director runs unopposed, he or she only needs one vote to be elected. However, if any nominee for director receives a greater number of “withhold” votes than votes “for” such election, our director resignation policy requires that such person must promptly tender his resignation to the Chairman of our board following certification of the Annual Meeting results.

Any other matter that may properly come before the Annual Meeting must be approved by the affirmative vote of a majority of the shares entitled to vote that are present or represented by proxy at the Annual Meeting.

What is the effect of an “abstain” vote or a “broker non-vote” on the proposals?

Under the General Corporation Law of the State of Delaware, an abstention from voting on any proposal will have the same legal effect as an “against” vote, except election of directors, where an abstention has no effect under plurality voting.

A “broker non-vote” occurs if your shares are not registered in your name (that is, you hold your shares in “street name”) and you do not provide the record holder of your shares (usually a bank, broker or other nominee) with voting instructions on any matter as to which a broker may not vote without instructions from you, but the broker nevertheless provides a proxy for your shares. Shares as to which a “broker non-vote” occurs are considered present for purposes of determining whether a quorum exists, but are not considered votes cast or shares entitled to vote with respect to a voting matter. The election of directors and the advisory vote on executive compensation are considered “non-routine” matters on which a broker may not vote without your instructions. However, the ratification of the appointment of Dixon Hughes Goodman LLP as our independent registered public accounting firm is a “routine” matter, and brokers who do not receive instructions from you on how to vote on that matter generally may vote on that matter in their discretion.

Why did I receive a “Notice Regarding the Availability of Proxy Materials” but no proxy materials?

We distribute our proxy materials to stockholders via the Internet under the “Notice and Access” approach permitted by the rules of the SEC. This approach conserves natural resources and reduces our distribution costs, while providing a timely and convenient method of accessing the materials and voting. On or about March 10, 2021, we mailed a “Notice Regarding the Availability of Proxy Materials” to stockholders, containing instructions on how to access the proxy materials on the Internet.

What are the Board’s recommendations?

Our board of directors unanimously recommends that stockholders vote your shares: (1) “FOR” the election of the seven nominees for the board of directors, as more fully described in Proposal 1; (2) “FOR” the proposal regarding an advisory vote on executive compensation, as more fully described in Proposal 2; and (3) “FOR” the ratification of Dixon Hughes Goodman LLP as our independent registered public accounting firm for 2021, as more fully described in Proposal 3.

If you timely submit voting instructions by telephone or by Internet, or if your proxy card is properly executed and received in time for voting, and not revoked, your shares will be voted in accordance with your instructions. In the absence of any instructions or directions to the contrary on any proposal on a proxy card, the management proxies will vote all shares of common stock for which such proxy cards have been received “for” Proposals 1, 2 and 3.

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Our board of directors does not know of any matters other than the above proposals that may be brought before the Annual Meeting. If any other matters should come before the Annual Meeting, the management proxies will have discretionary authority to vote all proxies not marked to the contrary with respect to such matters in accordance with their best judgment.

In particular, the management proxies will have discretionary authority to vote with respect to the following matters that may come before the Annual Meeting: (i) approval of the minutes of the prior meeting if such approval does not amount to ratification of the action or actions taken at that meeting; (ii) any proposal omitted from the Proxy Statement and form of proxy pursuant to Rules 14a-8 and 14a-9 under the Exchange Act; and (iii) matters incident to the conduct of the Annual Meeting. In connection with such matters, the management proxies will vote in accordance with their best judgment.

Who pays for this proxy solicitation?

We do. We are making this proxy solicitation and will pay all costs in connection with the meeting, including the cost of preparing, assembling and, as applicable, mailing the Notice of the Annual Meeting, Proxy Statement, proxy card and our Annual Report to Stockholders for the year ended December 31, 2020, as well as handling and tabulating the proxies returned. In addition, proxies may be solicited by directors, officers and regular employees of the company, without additional compensation, in person or by other electronic means. We will reimburse brokerage houses and other nominees for their expenses in forwarding proxy materials to beneficial owners of our common stock.

Who can help answer your questions?

If you have questions about the Annual Meeting, you should contact our Secretary, William M. Foshee, 2500 Woodcrest Place, Birmingham, Alabama 35209, telephone (205) 949-0307.

Annual Report on Form 10-K

On written request, we will provide, without charge, a copy of our Annual Report on Form 10-K for the year ended December 31, 2020 (including a list briefly describing the exhibits thereto), as filed with the SEC (including any amendments filed with the SEC), to any record holder or beneficial owner of our common stock as of the close of business on February 22, 2021, the record date, or to any person who subsequently becomes such a record holder or beneficial owner. Requests should be directed to the attention of our Secretary at the address set forth above.

Stockholder Proposals

Under Exchange Act Rule 14a-8, any stockholder desiring to submit a proposal for inclusion in our proxy materials for our 2022 Annual Meeting of Stockholders must provide the company with a written copy of that proposal by no later than November 10, 2021, which is 120 days before the first anniversary of the date on which the company’s proxy materials for the 2021 Annual Meeting were first made available to stockholders. However, if the date of our Annual Meeting in 2022 changes by more than 30 days from the date of our 2021 Annual Meeting, then the deadline would be a reasonable time before we begin distributing our proxy materials for our 2022 Annual Meeting. Matters pertaining to such proposals, including the number and length thereof, eligibility of persons entitled to have such proposals included and other aspects are governed by the Exchange Act and the rules of the SEC thereunder and other laws and regulations, to which interested stockholders should refer.

If a stockholder desires to bring other business before the 2022 Annual Meeting without including such proposal in the company’s proxy statement, the stockholder must notify the company in writing on or before January 24, 2022.

Our CG&N Committee will consider nominees for election to our board of directors. See “Corporate Governance—Board Committees and Their Functions—Corporate Governance and Nominations Committee” for details to be included in any such nomination. Nominations should be submitted in a timely manner in care of our Chief Financial Officer. Generally, we will consider nominations to be timely if submitted no later than the date a stockholder must submit a proposal for inclusion in our proxy materials.

SERVISFIRST BANCSHARES, INC. – Notice of 2021 Annual Meeting of Stockholders and Proxy Statement	34

Solicitation of Proxies

Our board of directors solicits the accompanying proxy for use at our Annual Meeting of Stockholders to be held on April 19, 2021, at 9 a.m., Central Daylight Time, at 2500 Woodcrest Place, Birmingham, Alabama 35209. This year’s meeting will also be held virtually via live webcast on the Internet at www.meetingcenter.io/288623911. The Notice of Annual Meeting of Stockholders and this Proxy Statement are being made available on or about March 10, 2021 to our stockholders of record as of the close of business on February 22, 2021, the record date for the Annual Meeting.

Our corporate headquarters is located at 2500 Woodcrest Place, Birmingham, Alabama 35209 and our toll free telephone number is (866) 317-0810.

By Order of the Board of Directors

SERVISFIRST BANCSHARES, INC.

William M. Foshee
Secretary and Chief Financial Officer

Birmingham, Alabama
March 10, 2021

SERVISFIRST BANCSHARES, INC. – Notice of 2021 Annual Meeting of Stockholders and Proxy Statement	35

Servis1st Bank

VOTE

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ENDORSEMENT_LINE______________ SACKPACK_____________

MR A SAMPLE
DESIGNATION (IF ANY)
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Online

Go to **www.investorvote.com/SFBS** or scan the QR code – login details are located in the shaded bar below.

Votes submitted electronically must be received by 11:59 pm, Central Time, on April 18, 2021 (5:00 pm on April 16, 2021 for 401(k) Participants).

Stockholder Meeting Notice

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Under Securities and Exchange Commission rules, you are receiving this notice that the proxy materials for the 2021 Annual Meeting of Stockholders are available on the Internet. Follow the instructions below to view the materials and vote online or request a copy. The items to be voted on and location of the Annual Meeting are on the reverse side. Your vote is important!

This communication presents only an overview of the more complete proxy materials that are available to you on the Internet. We encourage you to access and review all of the important information contained in the proxy materials before voting. The Proxy Statement, Form of Proxy and Annual Report on Form 10-K for the year ended December 31, 2020 are available at:

www.investorvote.com/SFBS

Easy Online Access — View your proxy materials and vote.

Step 1: Go to **www.investorvote.com/SFBS.**
Step 2: Click on the icon on the right to view meeting materials.
Step 3: Return to the investorvote.com window and follow the instructions on the screen to log in.
Step 4: Make your selections as instructed on each screen for your delivery preferences.
Step 5: Vote your shares.

When you go online, you can also help the environment by consenting to receive electronic delivery of future materials.

Obtaining a Copy of the Proxy Materials – If you want to receive a copy of the proxy materials, you must request one. There is no charge to you for requesting a copy. Please make your request as instructed on the reverse side on or before April 9, 2021 to facilitate timely delivery.

2NOT COY

03ERUD

Stockholder Meeting Notice

ServisFirst Bancshares, Inc.'s Annual Meeting of Stockholders will be held on Monday, April 19, 2021 at The Company's Corporate Headquarters, 2500 Woodcrest Place, Birmingham, AL 35209, 9:00 a.m. Central Time. The meeting is also accessible virtually via the internet at www.meetingcenter.io/288623911. To access the virtual meeting, you must have the 15 digit control number that is printed in the shaded bar located on the reverse of this form. The password for this meeting is SFBS2021.

Proposals to be voted on at the meeting are listed below along with the Board of Directors' recommendations.

The Board of Directors recommends that the stockholders vote "FOR" Proposals 1, 2 and 3:

1. To elect the following persons to serve as directors for a one-year term until the 2022 Annual Meeting:
   01 Thomas A. Broughton III, 02 J. Richard Cashio, 03 James J. Filler, 04 Michael D. Fuller, 05 Christopher J. Mettler, 06 Hatton C.V. Smith, 07 Irma L. Tuder

2. To approve, on an advisory vote basis, our executive compensation as described in the accompanying Proxy Statement.

NOTICE TO SERVISFIRST BANK 401(K) PLAN PARTICIPANTS. If you invest in the Company's common stock through the ServisFirst Bank 401(k) Profit Sharing Plan and Trust (the "Plan") you have the right to direct the trustee under the Plan how shares of the Company's common stock held by you should be voted at the Annual Meeting of Stockholders of ServisFirst Bancshares, Inc. ServisFirst's stock transfer agent, Computershare, will forward your instructions to Lincoln Financial, the Plan's administrator. If directions are not received by the transfer agent on or before April 16, 2021, you will be treated as directing the Plan's trustee to vote your shares in proportion to the shares for which directions were actually received.

PLEASE NOTE – YOU CANNOT VOTE BY RETURNING THIS NOTICE. To vote your shares you must go online or request a paper copy of the proxy materials to receive a proxy card. If you wish to attend and vote at the meeting, please bring this notice with you.

Here's how to order a copy of the proxy materials and select delivery preferences:

Current and future delivery requests can be submitted using the options below.

If you request an email copy, you will receive an email with a link to the current meeting materials.

PLEASE NOTE: You must use the number in the shaded bar on the reverse side when requesting a copy of the proxy materials.

- **Internet** – Go to **www.investorvote.com/SFBS**
- **Phone** – Call us free of charge at 1-866-641-4276.
- **Email** – Send an email to investorvote@computershare.com with "Proxy Materials ServisFirst Bancshares, Inc." in the subject line. Include your full name and address, plus the number located in the shaded bar on the reverse side, and state that you want a paper copy of the meeting materials.

  To facilitate timely delivery, requests for a paper copy of proxy materials must be received by April 9, 2021.

Servis1st Bank

VOTE

000004

ENDORSEMENT_LINE______________ SACKPACK____________

MR A SAMPLE
DESIGNATION (IF ANY)
ADD 1
ADD 2
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C123456789

000000000.000000 ext 000000000.000000 ext
000000000.000000 ext 000000000.000000 ext
000000000.000000 ext 000000000.000000 ext

Your vote matters – here's how to vote!

You may vote online or by phone instead of mailing this card.

Votes submitted electronically must be received by 11:59 pm, Central Time, on April 18, 2021.

Online
Go to **www.investorvote.com/SFBS** or scan the QR code — login details are located in the shaded bar below.

Phone
Call toll free 1-800-652-VOTE (8683) within the USA, US territories and Canada

Save paper, time and money!
Sign up for electronic delivery at www.investorvote.com/SFBS

Using a **black ink** pen, mark your votes with an **X** as shown in this example. Please do not write outside the designated areas. ☒

2021 Annual Meeting Proxy Card

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▼ IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

A Proposals — The Board of Directors recommends a vote FOR all the nominees listed and FOR Proposals 2 AND 3.

1. Election of Directors: To elect the following persons to serve as directors for a one-year term until the 2022 Annual Meeting:

Nominee	For	Withhold	Nominee	For	Withhold	Nominee	For	Withhold
01 - Thomas A. Broughton III	☐	☐	02 - J. Richard Cashio	☐	☐	03 - James J. Filler	☐	☐
04 - Michael D. Fuller	☐	☐	05 - Christopher J. Mettler	☐	☐	06 - Hatton C.V. Smith	☐	☐
07 - Irma L. Tuder	☐	☐						

	For	Against	Abstain
2. **Proposal 2:** To approve, on an advisory vote basis, our executive compensation as described in the accompanying Proxy Statement.	☐	☐	☐
3. **Proposal 3:** To ratify the appointment of Dixon Hughes Goodman LLP as our independent registered public accounting firm for the year ending December 31, 2021.	☐	☐	☐

B Authorized Signatures — This section must be completed for your vote to count. Please date and sign below.

Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.
/ /		

C 1234567890 JNT

72CV 498992

MR A SAMPLE (THIS AREA IS SET UP TO ACCOMMODATE 140 CHARACTERS) MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND

03ERSC

The 2021 Annual Meeting of Stockholders of ServisFirst Bancshares, Inc. will be held on Monday, April 19, 2021 at The Company's Corporate Headquarters, 2500 Woodcrest Place, Birmingham, AL 35209, 9:00 a.m. Central Time. The meeting is also accessible virtually via the internet at www.meetingcenter.io/288623911.

To access the virtual meeting, you must have the 15 digit control number that is printed in the shaded bar located on the reverse of this form.

The password for this meeting is SFBS2021.

Small steps make an impact.

Help the environment by consenting to receive electronic delivery, sign up at www.investorvote.com/SFBS

▼ IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

REVOCABLE PROXY -- SERVISFIRST BANCSHARES, INC.

Notice of 2021 Annual Meeting of Stockholders

Proxy Solicited by Board of Directors for Annual Meeting — Monday, April 19, 2021.

The undersigned hereby appoints Thomas A. Broughton III and William M. Foshee, or either of them, as proxies, each with the power to appoint his substitute, and hereby authorizes them or either of them to represent and to vote, as designated below, all of the common stock of ServisFirst Bancshares, Inc., which the undersigned would be entitled to vote if personally present at the 2021 Annual Meeting of Stockholders of ServisFirst Bancshares, Inc. to be held at the company's corporate headquarters and at any adjournments of the Annual Meeting, upon the proposals described in the accompanying Notice of the Annual Meeting and the Proxy Statement relating to the Annual Meeting, receipt of which are hereby acknowledged.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE NOMINEES FOR DIRECTOR LISTED IN PROPOSAL 1, FOR PROPOSAL 2, AND FOR PROPOSAL 3, AND IN THE DISCRETION OF THE PERSONS APPOINTED HEREIN UPON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENTS OR POSTPONEMENTS THEREOF.

Please mark, sign and date this Proxy, and return it in the enclosed return-addressed envelope. No Postage is necessary if mailed in the United States.

(Items to be voted appear on reverse side)

PLEASE RETURN YOUR PROXY AS SOON AS POSSIBLE

C Non-Voting Items

Change of Address — Please print new address below.

Meeting Attendance
Mark box to the right if you plan to attend the Annual Meeting. ☐

Servis1st Bank

VOTE

Using a **black ink** pen, mark your votes with an **X** as shown in this example.
Please do not write outside the designated areas. [X]

2021 Annual Meeting Proxy Card

▼ IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

A Proposals — The Board of Directors recommends a vote FOR all the nominees listed and FOR Proposals 2 AND 3.

1. Election of Directors: To elect the following persons to serve as directors for a one-year term until the 2022 Annual Meeting:

Nominee	For	Withhold	Nominee	For	Withhold	Nominee	For	Withhold
01 - Thomas A. Broughton III	☐	☐	02 - J. Richard Cashio	☐	☐	03 - James J. Filler	☐	☐
04 - Michael D. Fuller	☐	☐	05 - Christopher J. Mettler	☐	☐	06 - Hatton C.V. Smith	☐	☐
07 - Irma L. Tuder	☐	☐						

Proposal	For	Against	Abstain
2. **Proposal 2:** To approve, on an advisory vote basis, our executive compensation as described in the accompanying Proxy Statement.	☐	☐	☐
3. **Proposal 3:** To ratify the appointment of Dixon Hughes Goodman LLP as our independent registered public accounting firm for the year ending December 31, 2021.	☐	☐	☐

B Authorized Signatures — This section must be completed for your vote to count. Please date and sign below.

Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.
/ /		

1 U P X 4 9 8 9 9 2

03ERTB

The 2021 Annual Meeting of Stockholders of ServisFirst Bancshares, Inc. will be held on Monday, April 19, 2021 at The Company's Corporate Headquarters, 2500 Woodcrest Place, Birmingham, AL 35209, 9:00 a.m. Central Time. The meeting is also accessible virtually via the internet at www.meetingcenter.io/288623911.

▼ IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

REVOCABLE PROXY -- SERVISFIRST BANCSHARES, INC.

Notice of 2021 Annual Meeting of Stockholders

Proxy Solicited by Board of Directors for Annual Meeting — Monday, April 19, 2021.

The undersigned hereby appoints Thomas A. Broughton III and William M. Foshee, or either of them, as proxies, each with the power to appoint his substitute, and hereby authorizes them or either of them to represent and to vote, as designated below, all of the common stock of ServisFirst Bancshares, Inc., which the undersigned would be entitled to vote if personally present at the 2021 Annual Meeting of Stockholders of ServisFirst Bancshares, Inc. to be held at the company's corporate headquarters and at any adjournments of the Annual Meeting, upon the proposals described in the accompanying Notice of the Annual Meeting and the Proxy Statement relating to the Annual Meeting, receipt of which are hereby acknowledged.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE NOMINEES FOR DIRECTOR LISTED IN PROPOSAL 1, FOR PROPOSAL 2, AND FOR PROPOSAL 3, AND IN THE DISCRETION OF THE PERSONS APPOINTED HEREIN UPON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENTS OR POSTPONEMENTS THEREOF.

Please mark, sign and date this Proxy, and return it in the enclosed return-addressed envelope. No Postage is necessary if mailed in the United States.

(Items to be voted appear on reverse side)

PLEASE RETURN YOUR PROXY AS SOON AS POSSIBLE